                                                                  EXHIBIT 2(b)-1

                         UNITED STATES BANKRUPTCY COURT
                           MIDDLE DISTRICT OF GEORGIA
                               COLUMBUS DIVISION

IN RE:                         )  CASE NO. 02-70596
                               )
TRI-STATE OUTDOOR MEDIA        )  CHAPTER 11
GROUP, INC.                    )
                               )  JUDGE LANEY
                               )
    Debtor.                    )
-------------------------------


                   AMENDED PLAN OF REORGANIZATION PROPOSED BY
                 THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

                         DATED AS OF NOVEMBER 13, 2002




William M. Flatau, Esq.                  Anthony Princi, Esq.
Georgia Bar No. 262800                   Thomas L. Kent, Esq.
Wesley J. Boyer, Esq.                    Orrick, Herrington & Sutcliffe LLP
Georgia Bar No. 073126                   666 Fifth Avenue
Katz, Flatau, Popson & Boyer, L.L.P.     New York, New York 10103
355 Cotton Avenue                        (212) 506-5000
Macon, Georgia 31201
(478) 742-6481

           Counsel For the Official Committee Of Unsecured Creditors


          NO MATERIALS OTHER THAN THE COMMITTEE'S DISCLOSURE STATEMENT
          AND RELATED MATERIALS APPROVED BY THE BANKRUPTCY COURT HAVE
              BEEN AUTHORIZED FOR USE IN SOLICITING ACCEPTANCES OR
                      REJECTIONS OF THIS COMMITTEE'S PLAN

                                TABLE OF CONTENTS

                                                                            Page
INTRODUCTION.................................................................  1

I.       DEFINITIONS.........................................................  1

II.      METHOD OF CLASSIFICATION OF CLAIMS AND INTERESTS AND GENERAL
         PROVISIONS..........................................................  9

         2.1.  General Rules of Classification...............................  9

         2.2.  Administrative Claims, Fee Claims and Priority Tax Claims.....  9

         2.3.  Satisfaction of Claims and Interests..........................  9

         2.4.  Bar Date for Fee Claims.......................................  9

III.     CLASSIFICATION OF CLAIMS AND INTERESTS.............................. 10

         3.1.  Classification................................................ 10

IV.      IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND NOT
         IMPAIRED BY THE COMMITTEE'S PLAN.................................... 10

         4.1.  Not Impaired Classes Conclusively Presumed to Accept the
               Committee's Plan.............................................. 10

         4.2.  Class of Claims Impaired by the Committee's Plan and
               Entitled to Vote.............................................. 10

         4.3.  Class of Interests Impaired by the Committee's Plan and
               Not Entitled to Vote.......................................... 10

         4.4.  Confirmation Pursuant to Section 1129(b) of the Bankruptcy
               Code.......................................................... 11

V.       PROVISIONS FOR ALLOWANCE, TREATMENT AND PAYMENT OF ADMINISTRATIVE
         CLAIMS AND PRIORITY TAX CLAIMS...................................... 11

         5.1.   Treatment of Allowed Administrative Claims................... 11

         5.2.   Administrative Bar Date...................................... 11

         5.3.   Treatment of Allowed Priority Tax Claims..................... 12

         5.4.   Treatment of Fee Claims...................................... 12

VI.      TREATMENT OF CLASSES OF ALLOWED CLAIMS AND ALLOWED INTERESTS........ 12

         6.1.   Treatment of Allowed Secured Prepetition Claims of Ableco
                (Class 1).................................................... 12

         6.2.   Treatment of Allowed Secured Claim of Courtesy Leasing
                (Class 2).................................................... 12

         6.3.   Treatment of Other Secured Claims (Class 3).................. 13

         6.4.   Treatment of Allowed Priority Non-Tax Claims (Class 4)....... 13

         6.5.   Treatment of Allowed Unsecured Claims other than the Senior
                Note Claims or any Claims Arising Under, or by Virtue of,
                the Indenture (Class 5)...................................... 13


                                       i
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                                TABLE OF CONTENTS

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
                                                                            Page
         6.6.   Treatment of Allowed Senior Note Claims and any Claims
                Arising under, or by Virtue of, the Indenture (Class 6)...... 13

         6.7.   Treatment of Subordinated Claims (Class 7)................... 13

         6.8.   Treatment of Old Common Stock Interests (Class 8)............ 14

         6.9.   No Distribution in Excess of Allowed Amount of Claim......... 14

VII.     TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES............... 14

         7.1.   Assumption or Rejection...................................... 14

         7.2.   Cure of Defaults upon Assumption............................. 15

         7.3.   Rejection Damage Claims...................................... 15

         7.4.   Objections................................................... 15

         7.5.   Bar Date for Rejection Damage Claims......................... 15

         7.6.   Deemed Consents.............................................. 16

VIII.    MEANS OF IMPLEMENTATION OF THE COMMITTEE'S PLAN..................... 16

         8.1.    Working Capital Facility.................................... 16

         8.2.    Cancellation of Instruments................................. 16

         8.3.    Certificate of Incorporation; Bylaws........................ 16

         8.4.    Issuance of New Common Stock................................ 16

         8.5.    Provisions for Management................................... 17

         8.6.    Revesting of Property in Reorganized Tri-State.............. 17

         8.7.    Surrender of Instruments/Senior Notes....................... 17

         8.8.    Release of Liens and Perfection of Liens.................... 18

         8.9.    Retention of Causes of Action/Reservation of Rights......... 19

         8.10.   Exemption from Certain Transfer Taxes....................... 19

         8.11.   Compromise of Controversies................................. 19

         8.12.   Continuation of Tri-State's 401(k) Plan..................... 20

IX.      ADMINISTRATION OF THE COMMITTEE'S PLAN.............................. 20

         9.1.    Implementation of Committee's Plan.......................... 20

         9.2.    Responsibilities of Reorganized Tri-State................... 20

         9.3.    Other....................................................... 21

         9.4.    Powers of Reorganized Tri-State as Administrator of the
                 Committee's Plan............................................ 21

         9.5.    Exculpation and Limitation of Liability..................... 21


                                       ii
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                                TABLE OF CONTENTS

                                                                            Page
         9.6.    Distribution by Reorganized Tri-State ...................... 21

X.       DISTRIBUTIONS ...................................................... 22

         10.1.   Timing of Distributions .................................... 22

         10.2.   Manner of Payment .......................................... 22

         10.3.   Registered Securities ...................................... 22

         10.4.   Compliance with Tax Requirements ........................... 22

         10.5.   Distributions on Disputed Claims ........................... 22

         10.6.   Disbursement of Funds and Delivery of New Securities ....... 22

         10.7.   Fractional Cents ........................................... 23

         10.8.   Fractional Securities ...................................... 23

         10.9.   Disputed Payments .......................................... 23

         10.10.  Unclaimed Property ......................................... 23

         10.11.  Compensation and Reimbursement ............................. 23

XI.      DISPUTED CLAIMS, DISPUTED INTERESTS, ESTIMATION, RESERVES
         AND MISCELLANEOUS DISTRIBUTION PROVISIONS .......................... 24

         11.1.   Objections to Claims; Prosecution of Disputed Claims ....... 24

         11.2.   Fluctuation in Value of New Securities ..................... 24

         11.3.   Returned Distributions ..................................... 24

         11.4.   Estimation of Claims ....................................... 24

         11.5.   Amendments of Claims ....................................... 25

XII.     WAIVERS, DISCHARGE, RELEASE, INDEMNIFICATION, ABANDONMENT AND
         SETTLEMENT OF CLAIMS ............................................... 25

         12.1.   Discharge of Debtor ........................................ 25

         12.2.   Complete Satisfaction ...................................... 25

         12.3.   Release .................................................... 26

         12.4.   Indemnification ............................................ 26

         12.5.   Release of Creditors' Committee ............................ 26

         12.6.   Additional Releases ........................................ 26

         12.7.   INJUNCTION ................................................. 27

         12.8.   Terms of Injunctions or Stays .............................. 27

XIII.    CONDITIONS TO CONFIRMATION/EFFECTIVE DATE .......................... 27

         13.1.   Conditions Precedent to Confirmation ....................... 27


                                      iii
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                                TABLE OF CONTENTS

                                                                            Page
         13.2.   Conditions Precedent to Effective Date ..................... 28

         13.3.   Waiver of Conditions Precedent to Confirmation and
                 Consummation ............................................... 28

         13.4.   Mootness ................................................... 28

XIV.     MISCELLANEOUS PROVISIONS ........................................... 28

         14.1.   Administration Pending Effective Date ...................... 28

         14.2.   Carrying Out of Terms ...................................... 28

         14.3.   Withdrawal of the Committee's Plan ......................... 29

         14.4.   Amendments and Modifications to Committee's Plan ........... 29

         14.5.   Severability ............................................... 29

         14.6.   Compliance with Securities Laws and Tax Requirements ....... 29

         14.7.   Interpretation, Rules of Construction, Computation of Time
                 and Choice of Law .......................................... 30

         14.8.   Binding Effect of the Committee's Plan ..................... 31

         14.9.   Payment of Statutory Fees .................................. 31

         14.10.  Dissolution of the Creditors' Committee .................... 31

         14.11.  Governing Law .............................................. 31

         14.12.  Method of Notice ........................................... 31

         14.13.  Authorization of Corporate Action .......................... 33

XV.      RETENTION OF JURISDICTION .......................................... 33

         15.1.   Retention of Jurisdiction .................................. 33

                                  INTRODUCTION

         This Amended Plan of Reorganization, dated as of November 13, 2002 (the "Committee's Plan"), is proposed by the Official Committee of Unsecured Creditors ("the "Creditors' Committee") of Tri-State Outdoor Media Group, Inc. ("Tri-State" or the "Debtor"), the above-captioned debtor-and-debtor in possession. Reference is made to the Committee's Disclosure Statement (as defined below), including exhibits thereto, for a discussion of the Debtor's history, business, results of operations, historical financial information, and for a summary and analysis of this Committee's Plan (as defined below). No solicitation materials, other than the Committee's Disclosure Statement and related materials transmitted herewith and approved by the Bankruptcy Court, have been authorized by the Bankruptcy Court for use in soliciting acceptances or rejections of this Committee's Plan.

                                       I.

                                   DEFINITIONS

         In addition to such other terms as are defined in other Sections of the Committee's Plan, the following terms (which appear in the Committee's Plan as capitalized terms) have the following meanings as used in the Committee's Plan:

         1.1. "Ableco" means Ableco Finance LLC.

         1.2. "Administrative Bar Date" means the date fixed pursuant to Section
5.2 of the Committee's Plan by which all Persons asserting certain Administrative Claims arising after the Filing Date must have flied requests for payment of such Administrative Claims or be forever barred from asserting such Claims against the Debtor, the Estate, Reorganized Tri-State or their property, or such other date by which any such Administrative Claims must be filed as may be fixed by order of the Bankruptcy Court. This date shall not apply to Fee Claims unless otherwise provided by order of the Bankruptcy Court.

         1.3. "Administrative Claim" means any Claim, other than a Fee Claim, for a cost or expense of administration of the Chapter 11 Case asserted or arising under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, or a Claim given such status by Final Order of the Bankruptcy Court, and any fees or charges assessed against the Estate under Section 1930, title 28, United States Code.

         1.4. "Affiliate" means an affiliate as such term is defined in Section 101(2) of the Bankruptcy Code.

         1.5. "Allowed Claim" or "Allowed [Class_____________] Claim" means a Claim against the Debtor (in the relevant Class, if a Class is specified) to the extent such Claim is either:

              (a) listed by the Debtor in the Schedules in an amount greater than zero and as not being contingent, unliquidated, disputed or undetermined, to the extent that it is not objected to on or before the Claims Objection Deadline and is not otherwise Disallowed;

              (b) a Claim, proof of which has been timely Filed by any Applicable Bar Date, or deemed timely Filed under applicable law or by Final Order of the Bankruptcy Court, pursuant to the Bankruptcy Code, Bankruptcy Rules or applicable law, or Filed late, with Bankruptcy Court leave pursuant to a Final Order, after notice and a hearing, and either (i) is not objected to on or before the Claims Objection Deadline and is not otherwise Disallowed, or (ii) is otherwise allowed by a Final Order;

              (c) a Claim that: (i) is allowed: (A) in any contract, instrument, indenture or other agreement entered into in connection with the Committee's Plan; (B) in a Final Order; or (C) pursuant to the terms of the Committee's Plan; or (ii) is settled prior to the Effective Date pursuant to any stipulation among the Debtor and the Claim holder that has been approved by the Bankruptcy Court pursuant to a Final Order; or

              (d) with respect to an Administrative Claim only, (i) was incurred by the Debtor in the ordinary course of business during the Chapter 11 Case to the extent due and owing without defense, offset, recoupment or counterclaim of any kind, and (ii) is not otherwise Disputed.

         For purposes of determining the amount of an "Allowed Claim," there shall be deducted therefrom an amount equal to the amount of any claim which the Debtor may hold against the holder thereof, to the extent the Debtor is entitled to exercise a right of set off or recoupment pursuant to applicable law.

         1.6. "Allowed Interest" means an Interest (exclusive of any shares of stock representing such Interest held in treasury) in the Debtor that is registered as of the Record Date in such stock register as may be maintained by or on behalf of the Debtor, and as to which no objection has been made before any applicable deadline or which has been allowed by Final Order.

         1.7. "Applicable Bar Date" means, as the case may be, the Prepetition Claims Bar Date, the Fee Claims Bar Date or such other bar date as may be fixed by the Committee's Plan or any order of the Bankruptcy Court.

         1.8. "Ballot" means the form of ballot distributed, together with the Committee's Disclosure Statement, to holders of Claims and Interests entitled to vote for the purpose of acceptance or rejection of the Committee's Plan.

         1.9. "Bankruptcy Code" means title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

         1.10. "Bankruptcy Court" means the United States Bankruptcy Court for the Middle District of Georgia, Columbus Division, or, to the extent that such court ceases to exercise jurisdiction over the Chapter 11 Case, such other court or adjunct thereof that exercises jurisdiction over the Chapter 11 Case.

         1.11. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as amended, promulgated under Section 2075 of title 28 of the United States Code, as applicable to the Chapter 11 Case.

         1.12. "Business Day" means any day other than a Saturday, Sunday or "legal holiday" as defined in Bankruptcy Rule 9006(a).

         1.13. "Bylaws" means the bylaws of the Reorganized Tri-State, as amended and Restated in connection with the Committee's Plan.

         1.14. "Capitalized Leases" means those certain Net Leasing Agreements for the Leasing of Outdoor Advertising Equipment by and between the Debtor and Courtesy Leasing.

         1.15. "Cash" means legal tender of the United States of America.

         1.16. "Certificate of Incorporation" means the certificate of incorporation of Reorganized Tri-State, as amended and restated in connection with the Committee's Plan.

         1.17. "Chapter 11 Case" means the case under Chapter 11 of the Bankruptcy Code concerning Tri-State that was commenced on the Petition Date and is being administered in the Bankruptcy Court under case number 02-70596 (Judge Laney).

         1.18. "Claim" means a claim, as such term is defined in Section 101(5) of the Bankruptcy Code, against the Debtor.

         1.19. "Claims Objection Deadline" means (a) for all Claims other than Fee Claims, the date that is the later of(i) the Effective Date, (ii) ninety
(90) calendar days after the Filing of a proof of claim for such Claim, and
(iii) such other deadline for objecting to a Claim as may be specifically fixed by the Committee's Plan, the Confirmation Order, the Bankruptcy Rules or an order of the Bankruptcy Court, which order may be entered on notice only to the Debtor and counsel to the Creditors' Committee and at any time regardless of whether before or after the date specified in clauses (i) and (ii) hereof; and
(b) for Fee Claims, the date established as such in the Confirmation Order.

         1,20. "Class" means any class of Claims or Interests established under
Article IV of the Committee's Plan pursuant to Section 1122 of the Bankruptcy Code.

         1.21. "Committee's Disclosure Statement" means the Disclosure Statement, for Plan of Reorganization purposes by the Official Committee of Unsecured Creditors, including all exhibits, appendices and attachments thereto, approved by order of the Bankruptcy Court in accordance with Section 1125 of the Bankruptcy Code, as such Committee's Disclosure Statement may be amended or supplemented from time to time.

         1.22. "Committee's Plan" means this Plan of Reorganization Proposed by the Official Committee of Unsecured Creditors for the Debtor, and all exhibits and supplements hereto, as amended or modified by the Committee in accordance with the Bankruptcy Code, the Bankruptcy Rules and this Committee's Plan.

         1.23. "Confirmation" means the signing and docketing of the Confirmation Order by the Bankruptcy Court confirming the Committee's Plan pursuant to Section 1129 of the Bankruptcy Code.

         1.24. "Confirmation Date" means the date on which the Confirmation Order is entered on the docket maintained by the Clerk of the Bankruptcy Court.

         1.25. "Confirmation Hearing" means the hearing held by the Bankruptcy Court on Confirmation of the Committee's Plan, as such hearing may be adjourned or continued from time to time.

         1.26. "Confirmation Order" means the order of the Bankruptcy Court confirming the Committee's Plan pursuant to Section 1129 of the Bankruptcy Code.

         1.27. "Creditors' Committee" means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case by the United States Trustee pursuant to Section 1102 of the Bankruptcy Code, on or about May 14, 2002, as reconstituted from time to time.

         1.28. "Courtesy Leasing" means Courtesy Leasing, Inc., an Alabama corporation.

         1.29. "Cure Amount" shall have the meaning ascribed to such term in
Section 7.2 hereof.

         1.30. "Cure Statement" shall have the meaning ascribed to such term in
Section 7.1 hereof.

         1.31. "Debtor" means Tri-State Outdoor Media Group, Inc., a Kansas corporation.

         1.32. "Debtor-In-Possession" means the Debtor as debtor-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

         1.33. "Disallowed" means with reference to any Claim or Interest, such Claim or Interest or any portion thereof which has been disallowed or deemed disallowed by Final Order or by operation of the Committee's Plan.

         1.34. "Disclosure Statement Hearing" means the hearing held by the Bankruptcy Court to consider approval of the Committee's Disclosure Statement, as such hearing may be adjourned or continued from time to time.

         1.35. "Disputed" means with respect to a Claim or interest, any Claim or Interest that is not yet an Allowed Claim or Interest or a Disallowed Claim or Interest.

         1.36. "Distribution" means as the case may be the distribution in accordance with the Committee's Plan including, but not limited to, (a) Cash; and/or (b) New Common Stock.

         1.37. "Distribution Date" means, as the case may be, the Initial Distribution Date, and the Final Distribution Date.

         1.38. "Distribution Record Date" means 5:00 p.m. (prevailing Eastern time) on the Confirmation Date or such other date and time as designated in the Confirmation Order.

         1.39. "DTC" shall mean the Depository Trust Company.

         1.40. "Effective Date" means the later of (i) 20 days after entry of the Confirmation Order or (ii) the first (1st) Business Day following satisfaction of the conditions precedent to the Effective Date specified in
Section 13.2 of the Committee's Plan, unless otherwise waived as provided in Sections 13.3 and 13.4 of the Committee's Plan.

         1.41. "Estate" means the Debtor's estate, created pursuant to Section 541 of the Bankruptcy Code, upon commencement of the Chapter 11 Case.

         1.42. "Estimation Order" means with reference to any Claim or Interest, the amount of any Claim or Interest estimated by an Order of the Bankruptcy Court.

         1.43. "Fee Claim" means a Claim for compensation or reimbursement of expenses pursuant to Sections 327, 328, 330, 331, 503(b)(2), 503(b)(3) or
503(b)(4) of the Bankruptcy Code in connection with an application made to the Bankruptcy Court in the Chapter 11 Case.

         1.44. "Fee Claims Bar Date" means the date fixed by the Bankruptcy Court in the Confirmation Order by which all holders of Fee Claims must have filed requests for payment of such Fee Claims or be forever barred from asserting such Claims against the Debtor, the Estate, Reorganized Tri-State or its property.

         1.45. "Filed," "File" or "Filing" means, filed, file or filing with the Clerk of the Bankruptcy Court in the Chapter 11 Case in accordance with the Bankruptcy Rules and the Local Bankruptcy Rules.

         1.46. "Final Distribution" means the last Distribution of holders of Allowed Claims and/or Allowed interests under the Committee's Plan.

         1.47. "Final Distribution Date" means the date on which a Final Distribution is made which date shall, unless otherwise ordered by the Bankruptcy Court, occur after all Disputed Unsecured Claims and Disputed Interests in the relevant Class have been resolved by Final Order or otherwise.

         1.48. "Final Order" means an order or judgment of the Bankruptcy Court that has not been reversed, stayed, modified or amended and as to which the time to appeal or seek review, rehearing, reargument or certiorari has expired and as to which no appeal or petition for review, rehearing, reargument, stay or certiorari is pending, or as to which any right to appeal or to seek certiorari, review, or rehearing has been waived, or, if an appeal, reargument, petition for review, certiorari or rehearing has been sought, the order or judgment of the Bankruptcy Court has been affirmed by the highest court to which the order was appealed or from which the reargument, review or rehearing was sought, or certiorari has been denied, and as to which the time to take any further appeal or seek further reargument, review or rehearing has expired.

         1.49. "Final Record Holder" shall have the meaning ascribed to such term in Section 8.17 hereof.

         1.50. "Impaired" means any Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

         1.51. "Initial Distribution Date" means the date for making initial Distributions under the Committee's Plan to holders of Allowed Claims or Allowed Interests in the relevant Classes, which date shall be on the Effective Date.

         1.52. "Interest" means any "equity security," as such term is defined in Section 101(16) of the Bankruptcy Code, of the Debtor. Specifically, "Interests" include Old Common Stock Interests.

         1.53. "Key Employee Retention Program" means the program, pursuant to which certain senior managers and other employees will be eligible to receive payments totaling up to $300,000.00, at such time and upon such conditions as may be determined by the New Board.

         1.54. "Local Bankruptcy Rules" means the local rules instituted by and as made applicable in the United States Bankruptcy Court for the Middle District of Georgia, Columbus Division.

         1.55. "New Board" means the board of directors of Reorganized Tri-State following the Effective Date, as set forth in Section 8.5 hereof.

         1.56. "New Common Stock" means the shares of common stock of Reorganized Tri-State authorized and/or to be issued pursuant to the terms of the Committee's Plan and having the rights as set forth in the Certificate of Incorporation.

         1.57. "New Common Stock Amount" means 5,000,000 shares of New Common Stock.

         1.58. "New Credit Agreement" means the loan agreement to be entered by and between Reorganized Tri-State and either Ableco or a new lender.

         1.59. "New Management Incentive Plan" means the plan, pursuant to which certain senior managers and other employees of Reorganized Tri-State will be eligible to receive New Management Options, under which 555,555 shares of New Common Stock will be reserved for distribution by the New Board from time to time.

         1.60. "New Management Options" means the options to be granted under the New Management Incentive Plan.

         1.61. "New Securities" means the New Common Stock.

         1.62. "Old Common Stock" means all authorized $10 par value common shares of the Debtor issued and outstanding prior to the Effective Date.

         1.63. "Old Common Stock Interests" means Interests based on Old Common Stock.

         1.64. "Other Secured Claim" means a Secured Claim against Debtor not constituting a Secured Prepetition Ableco Claim or a Secured Claim of Courtesy Leasing.

         1.65. "Person" means, without limitation, (a) any individual, corporation, partnership, joint venture, association, joint stock company, estate, trust, trustee, United States trustee, unincorporated association or organization, government, governmental unit, agency or any subdivision thereof, and (b) any other "entity" or "person" as such terms are defined in Sections 101(15) and 101(41) of the Bankruptcy Code.

         1.66. "Petition Date" means April 25, 2002.

         1.67. "Plan Voting Deadline" means the date set by the Bankruptcy Court by which all Ballots for acceptance or rejection of the Committee's Plan must have been received.

         1.68. "Prepetition" means arising or accruing prior to the Petition
Date.

         1.69. "Prepetition Ableco Claim" means any Claim against the Debtor arising under or governed by the Prepetition Ableco Credit Facility.

         1.70. "Prepetition Claims Bar Date" means September 11, 2002, the date fixed as the deadline for filing proofs of Claim arising or accruing prior to the Petition Date against the Debtor or the Estate.

         1.71. "Prepetition Ableco Credit Facility" means the $20 million credit facility governed by that certain Financing Agreement, dated March 22, 2001, between the Debtor and Ableco Finance LLC.

         1.72. "Priority Non-Tax Claim" means that portion of any Claim that is entitled to priority in payment under Section 507(a) of the Bankruptcy Code, exclusive of Priority Tax Claims, Administrative Claims and Fee Claims.

         1.73. "Priority Tax Claim" means that portion of any Claim that is entitled to priority in payment under Section 507(a)(8) of the Bankruptcy Code.

         1.74. "Professional" means any Person: (a) employed pursuant to an order of the Bankruptcy Court in accordance with Sections 327, 1102 or 1103 of the Bankruptcy Code and to be compensated for services rendered and reimbursed for related expenses incurred prior to the Effective Date, pursuant to Sections 327, 328, 329, 330, and/or 331 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Sections 503(b)(2) or (4) of the Bankruptcy Code.

         1.75. "Proponent" means the Creditors' Committee, as proponent of the Committee's Plan.

         1.76, "Pro Rata Share" means, as of the date of calculation and with respect to an Allowed Claim or Allowed Interest in any Class, a proportion equal to the ratio of:

               (a) the Allowed Claim (or Allowed Interest); divided by:

               (b) the sum of

                   (i) the aggregate of all Allowed Claims (or Allowed Interests) of that particular Class that are Allowed Claims (or Allowed Interests) as of such date; plus

                   (ii) the aggregate of all Disputed Claims (or Disputed Interests) of that particular Class that are not set forth in an Estimation Order (except to the extent such Disputed Claims or Disputed Interests have been expunged or otherwise Disallowed), on that date.

         1.77. "Record Date" means the applicable Voting Record Date or the Distribution Record Date, as the context requires.

         1.78. "Reorganized Tri-State" means the Debtor from and after the Effective Date, as reorganized pursuant to the Committee's Plan.

         1.79. "Schedules" means the schedules of assets and liabilities and the statements of financial affairs for the Debtor as required by Section 521 of the Bankruptcy Code, as the same have been or may hereafter be amended from time to time.

         1.80. "Secured Claim" means that portion of a Claim against the Debtor that is (a) secured by a valid, perfected and enforceable security interest, lien, mortgage or other encumbrance, that is not subject to avoidance under applicable bankruptcy or non-bankruptcy law, in or upon any right, title or interest of the Debtor in and to property of the Estate, to the extent of the value of the holder's interest in such property as of the Confirmation Date, (b) subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the amount subject to setoff, each as determined by Sections 506(a) and 1111(b) of the Bankruptcy Code and Bankruptcy Rule 3012, or (c) the Capitalized Leases.

         1.81. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated therewith.

         1.82. "Senior Note Claim" means a Claim arising out of ownership of the Senior Notes.

         1.83. "Senior Notes" means $100,000,000 principal amount of Debtor's 11% Senior Notes due 2008 issued under that certain indenture between the Debtor and the Trustee, dated May 15, 1998 and non-transferable as of the Distribution Record Date.

         1.84. "SGHI" means SGH Holdings, Inc., a Delaware Corporation.

         1.85. "Subordinated Claim" means any Claim subject to subordination pursuant to Sections 510(b) or 510(c) of the Bankruptcy Code.

         1.86. "Trustee" means The Bank of New York as successor to IBJ Schroder Bank & Trust Company, as Trustee for the Senior Notes, and any successor thereto.

         1.87. "Unclaimed Property" means any Distribution of Cash and/or New Securities unclaimed on or after the 180th Calendar Day following the applicable date of Distribution. Unclaimed Property shall include: (a) Cash, shares of New Common Stock, and checks (and the funds represented thereby) mailed to the holder of any Allowed Claim and/or Allowed Interest and returned as undeliverable without a proper forwarding address; (b) uncashed checks (and the finds represented thereby); or (c) Cash, shares of New Common Stock, and checks (and the funds represented thereby) not mailed or delivered to the holder of any Allowed Claim and/or

Allowed Interest because no address was available to which to mail or deliver such property, in each case after reasonable inquiry by Reorganized Tri-State or other party attempting to make such Distribution.

         1.88. "Unsecured Claim" means any Claim other than a Secured Claim, an Administrative Claim, a Fee Claim, a Priority Non-Tax Claim, or a Priority Tax Claim.

         1.89. "Voting Procedures" means the voting and balloting rules and procedures approved by order of the Bankruptcy Court in connection with the acceptance or rejection of the Committee's Plan.

         1.90. "Voting Record Date" means 5:00 p.m. (prevailing Eastern time) on October 22, 2002 or such other date and time as designated in the order approving the Committee's Disclosure Statement.

                                       II.

                     METHOD OF CLASSIFICATION OF CLAIMS AND
                        INTERESTS AND GENERAL PROVISIONS

         2.1. General Rules of Classification. Generally, for voting and Distribution purposes, a Claim or Interest is classified in particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and is classified in a different Class or Classes to the extent the Claim or Interest qualifies within the description of such different Class or Classes. Unless otherwise provided, to the extent a Claim qualifies for inclusion in a more specifically defined Class than a more generally defined Class, it shall be included in the more specifically defined Class. A Claim or Interest is classified in a particular Class only to the extent the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date.

         2.2. Administrative Claims, Fee Claims and Priority Tax Claims. Administrative Claims, Fee Claims and Priority Tax Claims have not been classified and are excluded from the Classes set forth in Article III hereof, in accordance with Section 1123(a)(1) of the Bankruptcy Code.

         2.3. Satisfaction of Claims and Interests. The treatment to be provided for Allowed Claims and Allowed Interests pursuant to the Committee's Plan shall be in full satisfaction, settlement, release and discharge of such Allowed Claims and Allowed Interests.

         2.4. Bar Date for Fee Claims. The Confirmation Order shall establish the Fee Claims Bar Date no later than forty-five (45) calendar days after the Effective Date and the date for filing any objections to any Fee Claim. Notice of entry of the Confirmation Order shall be served on all Professionals. Any Person that fails to File an application for approval and payment of a Fee Claim on or before the time and date established in the Confirmation Order shall be forever barred from asserting such Fee Claim against any of the Debtor, the Estate, Reorganized Tri-State or its property and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or acts to collect, offset or recover such Fee Claim.

                                      III.

                     CLASSIFICATION OF CLAIMS AND INTERESTS


         3.1. Classification. Pursuant to Section 1122 of the Bankruptcy Code, the following is a designation of Classes of Claims and Interests under the Committee's Plan:

         "Class 1" shall consist of the Secured Prepetition Ableco Claim.

         "Class 2" shall consist of the Secured Claims of Courtesy Leasing.

         "Class 3" shall consist of Other Security Claims.

         "Class 4" shall consist of all Priority Non-Tax Claims.

         "Class 5" shall consist of all Unsecured Claims other than the Senior Note Claims or any claims arising and or, or by virtue of, the Indenture.

         "Class 6" shall consist of all Senior Note Claims.

         "Class 7" shall consist of all Subordinated Claims.

         "Class 8" shall consist of all Old Common Stock Interests.

                                       IV.

               IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS
               IMPAIRED AND NOT IMPAIRED BY THE COMMITTEE'S PLAN

        4.1. Not Impaired Classes Conclusively Presumed to Accept the Committee's Plan. Classes 1 (Secured Prepetition Ableco Claim), 2 (Secured Claims of Courtesy Leasing), 3 (Other Secured Claims and 4 (Priority Non-Tax Claims) are not Impaired under the Committee's Plan. Under Section 1126(f) of the Bankruptcy Code, the holders of Claims in such Classes are conclusively presumed to accept the Committee's Plan and the votes of such holders do not need to be and will not be solicited.

         4.2. Class of Claims Impaired by the Committee's Plan and Entitled to Vote. Classes 5 (Unsecured Claims other than Senior Note Claims) and 6 (Senior Note Claims) are Impaired under the Committee's Plan and the holders of Claims in such Classes are entitled to vote to accept or reject the Committee's Plan in accordance with the Voting Procedures.

         4.3. Class of Interests Impaired by the Committee's Plan and Not Entitled to Vote. Class 7 (Subordinated Claims) and Class 8 (Old Common Stock Interests) are Impaired under the Committee's Plan. Since holders of Class 7 Subordinated Claims and Class 8 Interests will receive no distribution under the Committee's Plan, in accordance with Section 1126(g) of the Bankruptcy Code, such holders are conclusively pressured to reject the Committee's Plan and the votes of such holders will not be solicited with respect to such Claims and Interests.

         4.4. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. If any of Classes 4 or 5 reject the Committee's Plan, the Proponent intends to request that the Bankruptcy Court confirm the Committee's Plan in accordance with Section Paragraph 1129(b) of the Bankruptcy Code.

                                       V.

                 PROVISIONS FOR ALLOWANCE, TREATMENT AND PAYMENT
                OF ADMINISTRATIVE CLAIMS AND PRIORITY TAX CLAIMS

         5.1. Treatment of Allowed Administrative Claims. Unless otherwise provided for herein, each holder of an Allowed Administrative Claim shall receive Cash equal to 100% of the unpaid amount of such Allowed Administrative Claim on or as soon as reasonably practicable on the later of: (a) the Effective Date; (b) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Claim becomes an Allowed Claim; or (c) such other date established pursuant to the terms of any Final Order of the Bankruptcy Court, which may include the Confirmation Order. Allowed Administrative Claims for goods sold or services rendered representing liabilities incurred by the Debtor in the ordinary course of business during the Chapter 11 Case shall be paid by Reorganized Tri-State in the ordinary course of business in accordance with the terms and conditions of any agreements, understandings, or trade terms relating thereto, or pursuant to the terms of a Final Order of the Bankruptcy Court, which may include the Continuation Order. Notwithstanding the foregoing, the holder of an Allowed Administrative Claim may receive such other, less favorable treatment as may be agreed upon by such holder and the Creditors' Committee or Reorganized Tri-State, as applicable.

         5.2. Administrative Bar Date.

         REQUESTS FOR PAYMENT OF ADMINISTRATIVE CLAIMS MUST BE FILED AND SERVED PURSUANT TO THE PROCEDURES SET FORTH N THE CONFIRMATION ORDER OR NOTICE OF ENTRY OF CONFIRMATION ORDER. NO LATER THAN FORTY-FIVE (45) DAYS AFTER THE EFFECTIVE DATE. Notwithstanding anything to the contrary herein, no request for payment of an Administrative Claim need be filed for the allowance of any: (i) expense or liability incurred in the ordinary course of Reorganized Tri-State's business on or after the Effective Date; (ii) Administrative Claim held by a trade vendor, which administrative liability was incurred by the Debtor in the ordinary course of business of the Debtor and such creditor after the Petition Date; (iii) Fee Claims; or (iv) fees of the United States Trustee arising under 28 U.S.C.
Section 1930. All Claims described in clauses (i), (ii) and (iv) of the immediately preceding sentence shall be paid by the Reorganized Tri-State in the ordinary course of business. Fee Claims shall be paid in accordance with section 5.4 hereof.

         Any person that fails to file a request for payment of an Administrative Expense Claim on or before the Administrative Bar Date as required herein shall be forever barred from asserting such Claim against any of the Debtor, the Estate, the Reorganized Tri-State or their property and the holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset or recover such Administrative Claim.

         5.3. Treatment of Allowed Priority Tax Claims. Each holder of an Allowed Priority Tax Claim shall receive, at the option of the Creditors' Committee or Reorganized Tri-State, as applicable, either (i) Cash equal to 100% of the unpaid amount of such Allowed Claim on the later of (A) the Effective Date, or (B) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Claim, or (ii) annual Cash payments commencing on the later to occur of (x) the Effective Date and (y) (30) calendar days after the date on which such Priority Tax Claim becomes an Allowed Claim, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim, together with interest (payable quarterly in arrears) on the unpaid balance of such Allowed Priority Tax Claim at a per annum rate equal to the federal judgment statutory rate as of the Effective Date. Allowed Priority Tax Claims may be prepaid, at any time, without penalty. Any Claim or demand for a penalty relating to an Allowed Priority Tax Claim shall be Disallowed pursuant to the Committee's Plan, and the holder of an Allowed Priority Tax Claim shall not assess or attempt to collect such penalty from the Debtor, the Estate, Reorganized Tri-State or its property. Notwithstanding the foregoing, the holder of an Allowed Priority Tax Claim may receive such other, less favorable treatment as may be agreed upon by the claimant and the Creditors' Committee or Reorganized Tri-State, as applicable.

         5.4. Treatment of Fee Claims. Each holder of a Fee Claim shall receive Cash equal to 100% of the unpaid amount of such Fee Claim in such amounts as are allowed by the Bankruptcy Court (a) on the later of (i) the Effective Date, and
(ii) a date which is no later than five (5) Business Days alter the entry of an order of the Bankruptcy Court allowing such Fee Claim, or (b) upon such other, less favorable terms as may be mutually agreed upon between such holder of a Fee Claim and the Creditors' Committee or Reorganized Tri-State, as applicable.

                                       VI.

                     TREATMENT OF CLASSES OF ALLOWED CLAIMS
                              AND ALLOWED INTERESTS

         6.1. Treatment of Allowed Secured Prepetition Claim of Ableco (Class
1). Claims in Class 1 are not Impaired under the Committee's Plan. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Secured Prepetition Claims of Ableco are conclusively presumed to accept the Committee's Plan and are not entitled to vote on the Committee's Plan. On the later of: (i) the Effective Date and (ii) the first (1st) Business Day after the date that is thirty (30) calendar days after the date such Secured Claim becomes an Allowed Claim, the holder of such Allowed Secured Claim shall receive payment of such holder's Allowed Secured Claim in full, in Cash. Notwithstanding the foregoing, the Holder of the Allowed Secured Prepetition Claims of Ableco may receive such other, less favorable treatment as may be agreed upon by such holder and the Creditors' Committee or Reorganized Tri-State, as applicable.

         6.2. Treatment of Allowed Secured Claim of Courtesy Leasing (Class 2). Claims in Class 2 are not Impaired under the Committee's Plan. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Secured Claims of Courtesy Leasing are conclusively presumed to accept the Committee's Plan and are not entitled to vote on the Committee's Plan. Under the Committee's Plan, on the later of: (i) the Effective Date and (ii) the first (1st)

Business Day after the date that is thirty (30) calendar days after the date such Claim becomes an Allowed Claim, the holder of such Allowed Claim shall receive payment of such holder's Allowed Claim in full, in Cash. Notwithstanding the foregoing, the holder of the Secured Claim of Courtesy Leasing may receive such other, less favorable treatment as may be agreed to by such Holder and the Creditors' Committee or Reorganized Tri-State, as applicable.

         6.3. Treatment of Other Secured Claims (Class 3). Claims in Class 3 are not impaired under the Committee's Plan. On the later of: (i) the Effective Date and (ii) the first (1st) Business Day after the date that is thirty (30) calendar days after the date such Claim becomes an Allowed Other Secured Claim, each holder of an Allowed Other Secured Claim shall receive such treatment that either: (a) leaves unaltered the legal, equitable, or contractual rights to which the holder of such Allowed Other Secured Claim is entitled or (b) leaves such Allowed Other Secured Claim holder not Impaired pursuant to Section 1124(2) of the Bankruptcy Code. Notwithstanding the foregoing, the holder of an Allowed Other Secured Claim may receive such other, less favorable treatment as may be agreed to by such holder and the Creditors' Committee or Reorganized Tri-State, as applicable.

         6.4. Treatment of Allowed Priority Non-Tax Claims (Class 4). Claims in Class 4 are not Impaired under the Committee's Plan. On the later of: (i) the Effective Date and (ii) the first Business Day after the date that is thirty
(30) calendar days after the date such Priority Non-Tax Claim becomes an Allowed Claim, each holder of an Allowed Priority Non-Tax Claim shall be entitled to receive payment, in Cash, in an amount equal to 100% of the unpaid amount of its Allowed Priority Non-Tax Claim. Notwithstanding the foregoing, the holder of an Allowed Priority Non-Tax Claim may receive such other, less favorable treatment as may be agreed to by such holder and the Creditors' Committee or Reorganized Tri-State, as applicable.

         6.5. Treatment of Allowed Unsecured Claims other than the Senior Note Claims or any Claims Arising Under, or by Virtue of, the Indenture (Class 5). Claims in Class 5 are Impaired under the Committee's Plan. On the later of: (i) the Effective Date or (ii) the first Business Day that is thirty (30) days after such Claim becomes such Allowed Unsecured Claim, each holder of an Allowed Unsecured Claim shall receive Cash equal to 100% of the unpaid amount of such Allowed Unsecured Claim. Notwithstanding the foregoing, the holder of such an Allowed Unsecured Claim may receive such other, less favorable treatment as may be agreed to by such holder and the Creditors' Committee or Reorganized Tri-State, as applicable.

         6.6. Treatment of Allowed Senior Note Claims and any Claims Arising under, or by Virtue of, the Indenture (Class 6). Claims in Class 6 are Impaired under the Committee's Plan. On the Effective Date, the Old Common Stock shall be extinguished, and the New Common Stock Amount shall be issued and delivered to the Trustee, to be held and the Pro Rata Amount to be distributed to each holder of a Senior Note Claim in accordance with Section 8.7(b) hereof.

         6.7. Treatment of Subordinated Claims (Class 7). Claims in Class 7 are Impaired under the Committee's Plan. No Distributions will be made on account of Subordinated Claims under the Committee's Plan and such Claims shall be discharged and released on the Effective Date.

         6.8. Treatment of Old Common Stock Interests (Class 8). Interests in Class 8 are Impaired under the Committee's Plan. On the Effective Date, the Old Common Stock shall be extinguished and the holders of the Old Common Stock Interests shall receive no Distribution of any kind under the Committee's Plan.

         6.9. No Distribution in Excess of Allowed Amount of Claim. Notwithstanding anything to the contrary herein, no holder of an Allowed Claim shall receive in respect of such Claim any Distribution having a value, as of the Effective Date, in excess of the allowed amount of such Claim.

                                      VII.

              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         7.1. Assumption or Rejection. Any unexpired lease or executory contract that has not been expressly assumed or rejected by the Debtor with the Bankruptcy Court's approval on or prior to the Confirmation Date shall, as of the Confirmation Date, but subject to the occurrence of the Effective Date, be deemed to have been assumed by the Debtor (notwithstanding any provision thereof limiting or conditioning such assumption) unless (a) there is pending before the Bankruptcy Court on the Confirmation Date a motion to reject such unexpired lease or executory contract, (b) such executory contract or unexpired lease is otherwise designated for rejection on a "Schedule of Executory Contracts and Unexpired Leases to be Rejected" Filed and served by the Creditors' Committee on the Debtor and all non-Debtor parties to each of the executory contracts and unexpired leases listed thereon at least ten (10) calendar days before the first date scheduled for the commencement of the Confirmation Hearing, provided that such executory contract or unexpired lease is ultimately rejected by operation of the Committee's Plan or order of the Bankruptcy Court, (c) such executory contract or unexpired lease is designated for rejection by the Creditors' Committee or Reorganized Tri-State based on the existence of a cure amount dispute, as described in Section 7.2 hereof, or (d) such executory contract or unexpired lease is an agreement, obligation, security interest, transaction or similar undertaking that the Creditors' Committee or the Reorganized Tri-State believes is not an executory contract or unexpired lease and is later determined by the Bankruptcy Court to be an executory contract or unexpired lease that is subject to assumption or rejection under Section 365 of the Bankruptcy Code. Any party to an executory contract or unexpired lease to be assumed by the Debtor by operation of the Committee's Plan must assert all amounts that such party believes must be paid or cured by the Debtor pursuant to Section 365 of the Bankruptcy Code in a writing (a "Cure Statement") Filed and served on the Creditors' Committee's counsel on or before the day that is ten (10) calendar days prior to the first date scheduled for the commencement of the Confirmation Hearing. Failure to File and serve a Cure Statement strictly in accordance with the foregoing shall, unless the Creditors' Committee or Reorganized Tri-State otherwise agrees in writing, result in the waiver and release of any and all Claims and amounts that otherwise may have been due to such party upon the Debtor's assumption of the respective executory contract or unexpired lease in excess of the respective cure amount reflected in the Debtor's books and records. Any order entered after the Confirmation Date by the Bankruptcy Court, after notice and hearing, authorizing the rejection of an executory contract or unexpired lease, even if such rejection takes place after the Effective Date and the executory contract or unexpired lease has previously been assumed, shall cause such rejection to be a prepetition breach wider Sections 365(g) and 502(g) of the Bankruptcy Code, as if such relief were granted and such order were entered prior to the Confirmation Date. Listing an executory contract or unexpired lease on the Schedule of Executory Contracts and Unexpired Leases to be Rejected shall not constitute an admission by the Creditors' Committee or Reorganized Tri-State that such contract or lease, including related agreements, is an executory contract or unexpired lease or that the Debtor or Reorganized Tri-State has any liability thereunder. The Creditors' Committee or Reorganized Tri-State, as applicable, may amend the Schedule of Executory Contracts and Unexpired Leases to be Rejected to add or delete any contract or lease at any time prior or subsequent to the Confirmation Hearing.

         7.2. Cure of Defaults upon Assumption. All payments to cure defaults ("Cure Amounts") that may be required by Section 365(b)(1) of the Bankruptcy Code and Section 7.1 hereof shall be made by the Debtor or Reorganized Tri-State. Any disputes with respect to Cure Amounts shall be resolved by the Bankruptcy Court. Any executory contract or unexpired lease that is subject to a Cure Amount dispute may be added by the Creditors' Committee or Reorganized Tri-State to the "Schedule of Executory Contracts and Unexpired Leases to be Rejected" at any time, including, without limitation, after the resolution by the Bankruptcy Court of such cure amount dispute, regardless of the occurrence of the Confirmation Date or the Effective Date, based on the existence of such dispute.

         7.3. Rejection Damage Claims. If the rejection of any executory contract or unexpired lease under the Committee's Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim, to the extent that it is timely Filed and is an Allowed Claim, shall be an Allowed Unsecured Claim and classified in Class 5; provided, however, that the Unsecured Claim arising from such rejection shall be forever barred and shall not be enforceable against the Debtor, the Estate, Reorganized Tri-State, its successors or properties, unless a proof of Claim is timely Filed and served in accordance with Section 7.5 hereof.

         7.4. Objections. Any party to an executory contract or unexpired lease objecting to assumption or rejection under this Article VII must File and serve upon the Debtor, Reorganized Tri-State and the Creditors' Committee's counsel an objection in writing on or before the date that is ten (10) calendar days prior to the first date scheduled for the commencement of the Confirmation Hearing or such other date as set by the Bankruptcy Court. If any party to an executory contract or unexpired lease that is deemed assumed pursuant to this Article VII objects to such assumption, the Bankruptcy Court may conduct a hearing on such objection at the Confirmation Hearing or such other hearing date as selected by the Creditors' Committee on notice (which notice may be given orally on the record of the Confirmation Hearing) to the objecting party. In the event of a dispute regarding the amount of any cure payment or the ability of the Debtor to assume or assign, including providing adequate assurance of future performance, the Creditors' Committee may determine to reject such contract or lease pursuant to Section 7.2 above, and otherwise the Debtor or Reorganized Tri-State will make any payments required by Section 365(b)(l) of the Bankruptcy Code only after the entry of a Final Order resolving such dispute.

         7.5. Bar Date for Rejection Damage Claims. All proofs of Claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, to the extent not subject to an earlier date set by order of the Bankruptcy Court, must be filed with the Bankruptcy

Court within thirty (30) calendar days after the date of service of (i) notice of entry of an order (which order may be the Confirmation Order) of the Bankruptcy Court approving such rejection or (ii) amended schedule of executory contracts or unexpired leases or such Claims shall be forever barred.

         7.6. Deemed Consents. Unless a non-Debtor party to an executory contract, unexpired lease, license or permit objects to the Debtor's assumption or retention thereof in writing at least ten (10) calendar days prior to the Confirmation Hearing, then, unless such executory contract, unexpired lease, license or permit has been rejected by the Debtor or will be rejected by operation of the Committee's Plan, Reorganized Tri-State shall enjoy all of the rights and benefits under each such executory contract, unexpired lease, license and permit without the necessity of obtaining such non-Debtor's party's written consent to Reorganized Tri-State's assumption or retention of such rights and benefits.

                                      VIII.

                MEANS OF IMPLEMENTATION OF THE COMMITTEE'S PLAN

         In addition to the provisions set forth elsewhere in the Committee's Plan, the following shall constitute the means of implementation of the Committee's Plan.

         8.1. Working Capital Facility. On or before the Effective Date, the Creditors' Committee shall obtain a working capital line of credit for post-Effective Date operations of the Reorganized Tri-State pursuant to the New Credit Agreement.

         8.2. Cancellation of Instruments. Unless otherwise provided for herein, on the Effective Date, all notes, shares, instruments, or other evidences of Claims or Interests automatically shall be continued in existence except as modified herein. New documents may be executed by the Reorganized Tri-State in its discretion as part of any agreement with the holder of any such notes, shares, instruments or other evidences of Claims or Interests.

         8.3. Certificate of Incorporations; Bylaws. On or prior to the date that is ten (10) calendar days prior to the Effective Date, the Creditors' Committee shall file an amendment to the certificate of incorporation and the bylaws, such that they become the Certificate of Incorporation and Bylaws of Reorganized Tri-State as of the Effective Date. The Certificate of Incorporation shall authorize the issuance of not more than 100 million shares of New Common Stock. Except as provided herein, no additional shares of New Common Stock may be issued other than as directed by the New Board after the Effective Date. The Certificate of Incorporation and the Bylaws shall, inter alia, prohibit the issuance of non-voting stock to the extent required under Section 1123(a)(6) of the Bankruptcy Code.

         8.4. Issuance of New Common Stock. On the Effective Date, Reorganized Tri-State shall issue 5,000,000 shares of New Common Stock, and deliver certificates representing such New Common Stock to Trustee, for distribution in accordance with Section 8.7 hereof. Holders of New Common Stock shall have such rights with respect to dividends, liquidation, voting and other matters as are set forth in the Certificate of Incorporation. After the issuance of the New Common Stock, Reorganized Tri-State may amend or modify the Certificate of Incorporation and Bylaws in any manner not inconsistent with applicable law, the Committee's Plan and/or such Certificate of Incorporation and Bylaws.

         8.5. Provisions for Management.

              (a) Directors. As of the Effective Date, the members of the New Board of Reorganized Tri-State shall consist of up to five (5) directors, to be designated by the Creditors' Committee, which designation shall occur at least ten (10) calendar days prior to the first date set for the Confirmation Rearing. The New Board shall continue in effect until removed or replaced pursuant to applicable law or in accordance with the Reorganized Tri-State's corporate governance procedures.

              (b) Officers. The officers of the Debtor prior to on the Effective Date shall continue to serve as officers of Reorganized Tri-State after the Effective Date and until such time as they may resign, be removed or be replaced by the New Board.

              (c) Management Incentive Plan. On the Effective Date, Reorganized Tri-State shall be authorized to and shall adopt and implement the New Management Incentive Plan, as may be amended, supplemented or modified from time to time. From and after the Effective Date, Reorganized Tri-State is further authorized to issue options to purchase shares of New Common Stock, and the shares of New Common Stock issuable upon exercise of such options, under the New Management Incentive Plan in accordance with the terms thereof.

              (d) Key Employee Retention Program. On the Effective Date, Reorganized Tri-State shall be authorized to and shall adopt the Key Employee Retention Program, as may be amended, supplemented or modified from time to time. From and after the Effective Date, Reorganized Tri-State is further authorized to make payments under the Key Employee Retention Program in accordance with the terms thereof.

         8.6. Revesting of Property in Reorganized Tri-State. Except as otherwise expressly provided herein, title to all property and assets of the Estate shall revest in Reorganized Tri-State free and clear of all claims, liens, encumbrances and/or other interests of any Person, and Reorganized Tri-State may thereafter operate its business and use, acquire and dispose of property and compromise or settle any claims arising on or after the Effective Date without supervision or approval of the Bankruptcy Court, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, or the Local Bankruptcy Rules of the Bankruptcy Court, other than those restrictions expressly imposed by the Committee's Plan, the Confirmation Order or any document executed and delivered by Reorganized Tri-State pursuant to the Committee's Plan. Without limiting the foregoing, Reorganized Tri-State may pay the fees and charges that it incurs on or after the Effective Date for fees of professionals, disbursements and expenses or related support services relating to the Chapter 11 Case or otherwise without application to the Bankruptcy Court.

         8.7. Surrender of Instruments/Senior Notes.

              (a) Surrender of Instruments Regarding Claims: Except as otherwise provided in the Committee's Plan, such as where documents or contacts and liens are to remain in full force and effect, each holder of an instrument evidencing or securing an Impaired Claim shall surrender such instrument to the Reorganization Debtor promptly upon the Effective Date. No Distribution under the Committee's Plan shall be made to or on behalf of any holder of Claim unless and until such instrument is received or the non-availability of such instrument is established to the reasonable satisfaction of Reorganized Tri-State. In accordance with Section 1143 of the Bankruptcy Code, any such holder of such a Claim that fails to (i) surrender or cause to be surrendered such instrument, including, without limitation, any promissory note, instrument or certificate, or, in the case of lost instruments, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to Reorganized Tri-State and (ii) in the event Reorganized Tri-State requests, in the case of lost instruments, furnish a bond or indemnity agreement in form and substance reasonably satisfactory to Reorganized Tri-State, on or prior to the later to occur of (A) 180 calendar days from and after the Effective Date and (B) the first Distribution Date on which a Distribution is to be made to the holder of such Allowed Claim, shall be deemed to have forfeited all rights and Claims and shall not participate in any Distribution hereunder.

              (b) Surrender of Senior Notes. Distribution of New Common Stock to Holders of Senior Notes. At the Distribution Record Date, all Allowed Senior Note Claims shall be deemed non-transferable and shall exist only for purposes of entitling holders thereof to receive rights under the Committee's Plan, including such holder's Pro Rata Share of the New Common Stock Amount. At the Distribution Record Date, the Trustee shall cease all transfers of Senior Notes and DTC shall not make any further book entry transfers. On the Effective Date, the Trustee shall issue a transmittal letter (the "New Stock Transmittal Letter") to all record holders of Allowed Senior Note Claims as of the Distribution Record Date (the "Final Record Holders") notifying them that they may receive their Pro Rata Share of the New Common Stock Amount by surrendering their Senior Notes to the Trustee. The Trustee shall then transfer the certificates representing the number of shares of New Common Stock to which Final Record Holders surrendering their Senior Notes are entitled to the Final Record Holders in book-entry form.

         8.8. Release of Liens and Perfection of Liens.

              (a) Procedures for Releasing of Liens. Except as otherwise specifically provided in the Committee's Plan, the Confirmation Order, or in any contract, instrument or other agreement or document created in connection with the Committee's Plan: (i) each holder of: (1) a Secured Claim; (2) a Claim that purportedly is secured; and/or (3) a judgment, personal property or ad valorem tax, mechanics' or similar lien Claim, in each case regardless of whether such Claim is an Allowed Claim, shall, on the Effective Date and regardless of whether such Claim has been listed in the Schedules or proof of such Claim has been Filed shall (y) turn over and release to the Debtor or Reorganized Tri-State, as applicable, any and all property that secures or purportedly secures such Claim, or such lien and the Claim shall automatically, and without further action by the Debtor, the Estate or Reorganized Tri-State, be deemed released; and (z) execute such documents and instruments as Reorganized Tri-State requires to evidence such Claim holder's release of such property or lien, and if such holder refuses to execute appropriate documents or instruments, Reorganized Tri-State may, in its discretion, file a copy of the Confirmation Order or any other document required, in appropriate recording offices, which shall serve to release any Claim holder's rights in such property; and (ii) except as expressly provided in the Committee's Plan, on the Effective Date, all right, title and interest in such property shall revert or be transferred to Reorganized Tri-State free and clear of all Claims and

Interests, including, without limitation, liens, escrows, charges, pledges, encumbrances and/or security interests of any kind.

              (b) Entitlement to Distributions Pending Release. Without limiting the automatic release provisions of Section 8.8 hereof: (i) no Distribution hereunder shall be made in respect of any Claim of the type described in Section
8.8 hereof unless and until the holder thereof executes and delivers to the Debtor or Reorganized Tri-State (as applicable) such release of liens or otherwise turns over and releases such Cash, pledge or other possessory liens; and (ii) any such holder that fails to execute and deliver such release of liens within 180 calendar days of the Effective Date shall be deemed to have no Claim against the Debtor, the Estate, or Reorganized Tri-State or its assets or property in respect of such Claim and shall not participate in any Distribution hereunder.

         8.9. Retention of Causes of Action/Reservation of Rights.

              (a) Except as specifically provided herein, nothing contained in the Committee's Plan or the Confirmation Order shall be deemed to be a waiver or the relinquishment of any rights, claims, or causes of action that Debtor or Reorganized Tri-State may have or which Reorganized Tri-State may choose to assert on behalf of the Estate in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including, without limitation: (i) any and all claims against any Person to the extent such Person asserts a crossclaim, counterclaim, and/or claim for setoff which seeks affirmative relief against Debtor, the Estate or Reorganized Tri-State; (ii) the avoidance of any transfer by or obligation of the Estate or Debtor or the recovery of the value of such transfer; or (iii) the turnover of any property of the Estate.

              (b) Nothing contained in the Committee's Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any claim, cause of action, right of setoff, or other legal or equitable defense that Debtor had immediately prior to the Commencement Date, against or with respect to any Claim left not Impaired by the Committee's Plan. Reorganized Tri-State shall have, retain, reserve, and be entitled to assert all such claims, causes of action, rights of setoff, or other legal or equitable defenses Debtor had immediately prior to the Commencement Date as fully as if the Chapter 11 Case had not been commenced, and all legal and equitable rights of Reorganized Tri-State respecting any Claim left not Impaired by the Committee's Plan may be asserted after the Confirmation Date to the same extent as if the Chapter 11 Case had not been commenced.

         8.10. Exemption from Certain Transfer Taxes. Pursuant to Section 1146(c) of the Bankruptcy Code (a) the issuance, transfer or exchange of any securities, instruments or documents and (b) the creation of any other lien, mortgage, deed of trust or other security interest under the Committee's Plan shall not be subject to any stamp tax, transfer tax, intangible tax, recording fee, or similar tax, charge or expense to the fullest extent provided for under
Section 1146(c) of the Bankruptcy Code.

         8.11. Compromise of Controversies. Pursuant to Bankruptcy Rule 9019, and in consideration for the classification, distribution and other benefits provided under the Committee's Plan, the provisions of the Committee's Plan shall constitute a good faith compromise and settlement of all Claims, Interests and controversies resolved pursuant to the Committee's Plan. The entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of each of the foregoing compromises and settlements, and all other compromises and settlements provided for in the Committee's Plan, and such order shall constitute the Bankruptcy Court's determination that such compromises and settlements are in the best interests of the Debtor, Reorganized Tri-State, the Estate, and any Person holding Claims against and/or Interests in the Debtor, and are fair, equitable and reasonableness required by the Bankruptcy Code and/or Bankruptcy Rules.

         8.12. Continuation of Tri-State's 401(k) Plan. The Debtor's existing 401(k) plan shall continue after the Effective Date as the 401(k) plan of Reorganized Tri-State, unaffected by the Committee's Plan or the provisions hereof (except to the extent that Old Common Stock Interests are being extinguished and canceled pursuant to Section 6.6 hereof).

                                       IX.

                     ADMINISTRATION OF THE COMMITTEE'S PLAN

         9.1. Implementation of Committee's Plan. On the Effective Date, compliance with the provisions of the Committee's Plan shall become the general responsibility of Reorganized Tri-State (subject to the supervision of the New Board pursuant to and in accordance with the provisions of the Committee's
Plan). Reorganized Tri-State may, in its discretion, hire a disbursing agent to perform Reorganized Tri-State's distribution and other functions with respect to the Committee's Plan. In such case, references to Reorganized Tri-State herein shall include such disbursing agent, limited to its function as disbursing agent hereunder. Notwithstanding the foregoing, Reorganized Tri-State shall remain responsible for all distribution functions with respect to the Committee's Plan, and for the actions and conduct of any disbursing agent retained by Reorganized Tri-State and acting in an authorized capacity as disbursing agent hereunder.

         9.2. Responsibilities of Reorganized Tri-State. The responsibilities of Reorganized Tri-State under the Committee's Plan shall include:

              (a) calculating and implementing all Distributions in accordance with the Committee's Plan;

              (b) taking all steps and executing all instruments and documents necessary to effectuate the Committee's Plan;

              (c) complying with the Committee's Plan and the obligations hereunder;

              (d) employing professionals, if necessary, to represent it with respect to its responsibilities;

              (e) exercising such other powers as may be vested in Reorganized Tri-State pursuant to the Committee's Plan, the Confirmation Order, other orders of the Bankruptcy Court, or as deemed by Reorganized Tri-State to be necessary and proper to implement the provisions of the Committee's Plan;

              (f) periodic reporting to the Bankruptcy Court of the status of the Claims resolution process and Distributions on Allowed Claims and Allowed Interests;

              (g) such other responsibilities as may be vested in Reorganized Tri-State pursuant to the Committee's Plan, the Confirmation Order, or other Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Committee's Plan; and

              (h) obtaining the entry of a final decree closing the Chapter 11 Case.

         9.3. Other. Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, Reorganized Tri-State shall not be required to post any bond or surety of performance of its duties.

         9.4. Powers of Reorganized Tri-State as Administrator of the Committee's Plan. The powers of Reorganized Tri-State as the administrator of the Committee's Plan shall, without any further Bankruptcy Court approval, include: (a) the power to make Distributions and pay taxes and other obligations in accordance with the Committee's Plan; (b) the power to dispose of, and deliver title to others of, Estate assets on behalf of the Debtor; (c) the power to compromise and settle Claims and causes of action on behalf of or against the Debtor; and (d) such other powers as may be vested in or assumed by Reorganized Tri-State pursuant to this Committee's Plan or as may be necessary and proper to carry out the provisions of this Committee's Plan.

         9.5. Exculpation and Limitation of Liability. Reorganized Tri-State and its officers, directors and other agents shall be exculpated from and shall have no liability for any and all claims, causes of action and other assertions of liability arising out of the discharge of the powers and duties conferred upon Reorganized Tri-State by this Committee's Plan, the Confirmation Order or any other order of the Bankruptcy Court entered pursuant to or in furtherance of this Committee's Plan, or applicable law, or for any error of judgment made or action undertaken in good faith, other than as a result of fraud, gross negligence or willful misconduct. Reorganized Tri-State and its officers, directors and other agents shall not be liable for any action taken or omitted in good faith and reasonably believed be authorized within the discretion or rights or powers conferred upon it by the Committee's Plan, the Confirmation Order or any other order of the Bankruptcy Court. In performing its duties hereunder, Reorganized Tri-State shall have no liability for any action taken by it in good faith in accordance with the advice of counsel, accountants, appraisers and other professionals retained by it. Without limiting the generality of the foregoing, Reorganized Tri-State may rely on copies of orders of the Bankruptcy Court reasonably believed by it to be genuine, and shall have no liability for actions taken in good faith in reliance thereon. Reorganized Tri-State may rely without inquiry upon writings delivered to it hereunder which it reasonably believes in good faith to be genuine and to have been given by a proper Person. No holder of a Claim or Interest or other party in interest shall have or pursue any claim or cause of action against Reorganized Tri-State for making payments in accordance with or as otherwise permitted by this Committee's Plan or for implementing the provisions of this Committee's Plan in accordance with its terms.

         9.6. Distribution by Reorganized Tri-State. Subject to Section 9.1 hereon, all Distributions under the Committee's Plan shall be made by Reorganized Tri-State.

                                       X.

                                  DISTRIBUTIONS

         10.1. Timing of Distributions. Notwithstanding any provision of the Committee's Plan obligating Reorganized Tri-State to make Distributions on a particular date, any Distributions and deliveries to be made hereunder to holders of Claims or Interests that are Allowed Claims or Allowed Interests as of such date shall be made as soon as is reasonably practical on or after the Effective Date or the date which such payment is due, and on or after allowance of such Claim or Interest, or upon such other terms as agreed to by Reorganized Tri-State and the holder of such Claim or Interest.

         10.2. Manner of Payment. Cash Distributions to be made hereunder may be made, at the option of Reorganized Tri-State, in Cash, by wire transfer or by check drawn on any domestic bank.

         10.3. Registered Securities. Except as otherwise provided herein, Reorganized Tri-State (or its designee) shall be entitled, but not required, to treat the record holder of a registered security as the holder of the Claim or Interest respectively for purposes of all notices, payments or other Distributions under this Committee's Plan unless the Debtor or Reorganized Tri-State shall have received from such record holder written notice by certified mail, return receipt requested, specifying the name and address of any new holder thereof (and the nature and amount of the Claim or Interest of such new holder) at least ten (10) Business Days prior to the date of such notice, payment or other Distribution. In the event of any dispute regarding the identity of any party entitled to any payment or Distribution in respect of any Claim or Interest under the Committee's Plan, no payments or Distributions shall be made in respect of such Claim or Interest until the Bankruptcy Court resolves such dispute pursuant to a Final Order.

         10.4. Compliance with Tax Requirements. To the extent applicable, Reorganized Tri-State shall comply with all tax withholding and reporting requirements imposed on it by any governmental unit, and all Distributions pursuant to the Committee's Plan shall be subject to such withholding and reporting requirements. Reorganized Tri-State shall be entitled to deduct any federal, state or local withholding taxes from any payments made with respect to Allowed Claims or Allowed Interests, as appropriate.

         10.5. Distributions on Disputed Claims. Notwithstanding anything to the contrary contained herein, no Distribution shall be made on account of any Claim or Interest that is partially an Allowed Claim or Allowed Interest and partially a Disputed Claim or Disputed Interest until such Claim or Interest is no longer Disputed in any respect, except that, at the discretion of the Debtor or Reorganized Tri-State, it may pay the undisputed portion of a Disputed Claim.

         10.6. Disbursement of Funds and Delivery of New Securities. Reorganized Tri-State shall make Cash payments to the holders of Allowed Claims to the extent provided for in the Committee's Plan by check sent by first-class mail (or by other equivalent or superior means as determined by Reorganized Tri-State in its sole and absolute discretion); provided, however, that if any holder of an Allowed Claim is entitled to receive a Cash Distribution under the

Committee's Plan, as of the Effective Date, in an amount in excess of $500,000, such holder shall have the option, exercisable by written notice executed by such holder and providing appropriate instructions delivered to Reorganized Tri-State or such person designated by one of the foregoing, within thirty (30) calendar days prior to the applicable Distribution Date, to receive payment of Cash Distributions by wire transfer. Distributions pursuant to the Committee's Plan shall be effectuated on the Effective Date, or such other date consistent with the provisions of the Committee's Plan, or, with respect to each holder of an Allowed Claim or Allowed Interest, as soon thereafter as Reorganized Tri-State has received all documentation required pursuant to the Committee's Plan.

         10.7. Fractional Cents. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent.

         10.8. Fractional Securities.

               (a) New Common Stock. No fractional shares of New Common Stock shall be issued in connection with the Committee's Plan. Whenever the issuance of a fractional interest of New Common Stock shall otherwise be called for, fractional shares of New Common Stock will be rounded to the next greater or lower number, as follows: (i) fractions of 1/2 or greater will be rounded to the next higher whole number, and (ii) fractions of less than 1/2 will be rounded to the next lower whole number, including zero.

         10.9. Disputed Payments. In the event of any dispute between or among claimants as to the right of any Person to receive or retain any payment or Distribution to be made to such Person under the Committee's Plan, Reorganized Tri-State may, in lieu of making such payment or Distribution to such Person, instead hold such payment or Distribution until the disposition thereof is determined by Final Order of the Bankruptcy Court.

         10.10. Unclaimed Property. If any Distribution remains unclaimed for a period of 180 calendar days after it has been delivered (or attempted to be delivered) in accordance with the Committee's Plan to the holder entitled thereto, such Unclaimed Property shall be forfeited by such holder whereupon all right, title and interest in and to the Unclaimed Property shall immediately and irrevocably become the property of Reorganized Tri-State.

         10.11. Compensation and Reimbursement. All reasonable fees and expenses incurred by the Trustee before, on, and after the Petition Date, including reasonable fees and expenses of counsel retained by the Trustee, all of which fees and expenses in the aggregate shall not exceed $50,000, shall be paid by the Reorganized Tri-State as an Allowed Administrative Expense Claim. The foregoing payment will be sufficient to pay in full, satisfy and discharge all fees, expenses or other charges secured by the Trustee. Such fees and expenses shall be paid without application by or on behalf of the Trustee or its counsel to the Bankruptcy Court.

                                       XI.

                DISPUTED CLAIMS, DISPUTED INTERESTS, ESTIMATION,
              RESERVES AND MISCELLANEOUS DISTRIBUTION PROVISIONS

         11.1. Objections to Claims; Prosecution of Disputed Claims. Unless otherwise ordered by the Bankruptcy Court, after the Effective Date only the Reorganized Tri-State shall be empowered to object to the allowance of Claims or Interests filed or deemed filed with the Bankruptcy Court with respect to which it disputes liability in whole or in part. All objections shall be litigated to Final Order; provide, however, that Reorganized Tri-State shall have the authority to file, settle, compromise or withdraw any objections to Claims without approval of the Bankruptcy Court as permitted by the Bankruptcy Code and/or Bankruptcy Rules. Unless otherwise ordered by the Bankruptcy Court, Reorganized Tri-State shall file and serve all objections to Claims as soon as practicable, but in no event later than, the Claims Objection Deadline, or such later date as may be approved by the Bankruptcy Court.

         11.2. Fluctuation in Value of New Securities. The value of New Common Stock is likely to fluctuate. Neither the Creditors' Committee or Reorganized Tri-State do not, and shall be deemed not to, represent or warrant that the value of the New Common Stock will not decline after the Effective Date. Neither the Creditors' Committee or Reorganized Tri-State also shall not otherwise assume any liability or risk of loss which the holder of a Disputed Claim which becomes an Allowed Claim, after the Effective Date may suffer by reason of any decline in value of a reserved security pending determination of the amount of such Disputed Claim. The risk or benefit of any appreciation or depreciation in the value of any securities shall be borne by the party to whom such security is ultimately distributed.

         11.3. Returned Distributions. In the event that any Distribution of property is returned to Reorganized Tri-State due to an incorrect or incomplete address for the holder entitled thereto, Reorganized Tri-State shall use reasonable efforts to obtain an accurate address for such holder. If reasonable efforts have not yielded an accurate address for such holder within 180 calendar days after the date the Distribution of the returned property was made, then the property to be distributed to such holder shall be deemed to be Unclaimed Property in respect of such Claim or Interest and shall be treated as provided in Section 10.11 of the Committee's Plan.

         11.4. Estimation of Claims. The Committee or Reorganized Tri-State, as applicable may at any time request that the Bankruptcy Court estimate any contingent, unliquidated or Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtor or Reorganized Tri-State previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection. In the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the amount so estimated shall constitute either an estimated allowed amount for purposes of Distributions under the Committee's Plan or an estimation for purposes of allowance, but shall not fix a maximum limitation on such Claim as an ultimately Allowed Claim, as determined by the Bankruptcy Court. All of the aforementioned objection, estimation and resolution procedures are intended to be cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.

         11.5. Amendments of Claims. Excepts otherwise provided in the Committee's Plan, a Claim may be amended: (a) no later than ten (10) days prior to the Confirmation Hearing, only as agreed upon by the Committee and the holder of such Claim or as otherwise permitted by the Bankruptcy Court, the Bankruptcy Code, the Bankruptcy Rules, or applicable law; or (b) after such time, to decrease, but not increase, the face amount of such Claim. Any Claim (other than Claims timely filed based upon the rejection of any executory contract or unexpired lease) filed after the Confirmation Date shall be deemed Disallowed and expunged without further action by the Debtor or the Bankruptcy Court unless the claimant obtained prior Bankruptcy Court approval to file such claim.

                                      XII.

                  WAIVERS, DISCHARGE, RELEASE, INDEMNIFICATION,
                      ABANDONMENT AND SETTLEMENT OF CLAIMS

         12.1. Discharge of Debtor. Except as otherwise specifically provided by the Committee's Plan or the Confirmation Order, the Confirmation of the Committee's Plan (but subject to the Effective Date) shall operate as a discharge, pursuant to Section 1141(d)(l) of the Bankruptcy Code, of the Debtor and Reorganized Tri-State from all Claims and other causes of action, and satisfaction or termination of all Interests, including, but not limited to, all principal and interest, whether accrued before, on, or alter the Petition Pate, and any debt, Claim or Interest of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not a proof of Claim or Interest is Filed or is deemed Filed, whether or not such Claim or Interest is Allowed, and whether or not the holder of such Claim or Interest has voted on the Committee's Plan. On the Effective Date, as to every debt, Claim and Interest, the holder of such debt, Claim or Interest shall be precluded from asserting against the Debtor, the Debtor's assets or properties, against Reorganized Tri-State and Reorganized Tri-State's assets of properties, any other or further Claim or Interest based upon any document, instrument or act, omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date except that all rights recognized, affirmed, or provided for in this Committee's Plan may be asserted.

         12.2. Complete Satisfaction. Except as otherwise specifically provided by the Committee's Plan, the treatment of Claims and Interests and rights that are provided in the Committee's Plan shall be in complete satisfaction, discharge and release, effective as of the Confirmation Date (but subject to the occurrence of the Effective Date) of (a) all Claims against, liabilities of, liens on, obligations of and Interests in the Debtor or Reorganized Tri-State, and the direct or indirect assets and properties of the Debtor or Reorganized Tri-State, whether known or unknown, and (b) all causes of action (whether known or unknown, either directly or derivatively through the Debtor or Reorganized Tri-State) against, Claims against, liabilities (as guarantor of a Claim or otherwise) of, liens on the direct or indirect assets and properties of, and obligations of the Debtor, Reorganized Tri-State, and their successors and assigns, in each case regardless of whether a proof of Claim or Interest was filed, whether or not allowed and whether or not the holder of the Claim or Interest has voted on the Committee's Plan, or based on any act or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date that was or could have been the subject of any Claim or Interest, in each case regardless of whether a proof of Claim or Interest was filed, whether or not Allowed and whether or not the holder of the Claim or Interest has voted on the Committee's Plan.

         12.3. Release. Except as otherwise specifically provided by the Committee's Plan or the Confirmation Order (and subject to the occurrence of the Effective Date), any holder of a Claim or Interest accepting any Distribution or other treatment pursuant to the Committee's Plan shall be presumed conclusively to have released the Debtor and Reorganized Tri-State, and their successors and assigns, from any Claim or cause of action based on the same subject matter as the respective Claim or Interest. The release described in the preceding sentence shall be enforceable as a matter of contract against any holder of a Claim or Interest timely notified of the provisions of the Committee's Plan.

         12.4. Indemnification. In order to facilitate Tri-State's expeditious and effective reorganization, the Debtor and Reorganized Tri-State shall indemnify, hold harmless and reimburse the Committee, its members and its professionals and other agents from and against any and all losses, claims, damages, liabilities and actions asserted or filed against the Committee, its members and its professionals and other agents by reason of, arising from, in connection with, involving or relating to in connection with or related to: (a) formulating, implementing, confirming, or consummating the Committee's Plan (including soliciting acceptances or rejections hereto); (b) the Committee's Disclosure Statement or any contract, instrument, release or other agreement or document entered into in connection with the Committee's Plan; or (c) the administration of the Committee's Plan, any Distributions made pursuant to the Committee's Plan, except for acts constituting fraud, willful misconduct, willful breach of fiduciary duty or gross negligence, and in all respects such parties shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Committee's Plan.

         12.5. Release of Creditors' Committee. On the Confirmation Date, subject to the occurrence of the Effective Date, the Debtor shall be deemed to have released all causes of action against the Creditors' Committee and its members, professionals and other agents, in their respective capacities as such (but not in their capacities as holders of Claims against or Interests in the Debtor).

         12.6. Additional Releases. The releases embodied in the Committee's Plan are in addition to, and not in lieu of, any other release separately given, conditionally or unconditionally, to the Debtor by any other Person or by the Debtor to any other Person.

         12.7. INJUNCTION.

               (a) INDIVIDUALS WHO HAVE ACCESS TO OR KNOWLEDGE OF PROPRIETARY INFORMATION AND THOSE ACTING IN CONCERT WITH THEM ARE ENJOINED AND RESTRAINED FROM UTILIZING, DIVULGING AND/OR RELYING ON THE DEBTOR'S PROPRIETARY INFORMATION IN ANY WAY CONTRARY TO THE INTERESTS OF THE REORGANIZED TRI-STATE AT ANY TIME DURING OR SUBSEQUENT TO THE INDIVIDUALS' EMPLOYMENT OR AGENCY RELATIONSHIP WITH THE REORGANIZED TRI-STATE.

PROPRIETARY INFORMATION INCLUDES, BUT IS NOT LIMITED TO, ALL TRADE SECRETS OR OTHER CONFIDENTIAL INFORMATION CONCERNING, WITHOUT LIMITATION: (i) SUPPLIER AND CUSTOMER-SPECIFIC INFORMATION AND VENDOR LIST; (ii) THE NAMES OF OR OTHER NON-PUBLIC INFORMATION REGARDING INDIVIDUALS OR ENTITIES WHICH LEASE LAND TO THE DEBTOR; (iii) ANY AND ALL NON-PUBLIC INFORMATION RELATING TO OR REFERENCING THE LEASES BETWEEN LESSORS AND THE DEBTOR INCLUDING, WITHOUT LIMITATION, THE LOCATION OF THE PROPERTY, THE TERM AND EXPIRATION DATE OF THE LEASES AND THE CONSIDERATION PAID; AND (iii) OTHER NON-PUBLIC INFORMATION WITH RESPECT TO THE DEBTOR, WHICH, IF DIVULGED TO REORGANIZED TRI-STATE'S COMPETITORS, WOULD IMPAIR REORGANIZED TRI-STATE'S ABILITY TO COMPETE IN THE MARKETPLACE.

         (b) EXCEPT AS PROVIDED IN THE COMMITTEE'S PLAN OR THE CONFIRMATION ORDER, AS OF THE EFFECTIVE DATE, ALL ENTITIES THAT HAVE HELD, CURRENTLY HOLD OR MAY HOLD A CLAIM OR OTHER DEBT OR LIABILITY THAT IS DISCHARGED OR AN INTEREST OR OTHER RIGHT OF AN EQUITY SECURITY HOLDER THAT IS TERMINATED PURSUANT TO THE TERMS OF THE COMMITTEE'S PLAN ARE PERMANENTLY ENJOINED FROM TAKING ANY OF THE FOLLOWING ACTIONS ON ACCOUNT OF ANY SUCH DISCHARGED CLAIMS, DEBTS OR LIABILITIES OR TERMINATED INTERESTS OR RIGHTS: (i) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING AGAINST THE DEBTOR OR REORGANIZED TRI-STATE OR THEIR RESPECTIVE PROPERTY (ii) ENFORCING, ATTACHING, COLLECTING OR RECOVERING IN ANY MANNER ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE DEBTOR OR REORGANIZED TRI-STATE OR THEIR RESPECTIVE PROPERTY; (iii) CREATING, PERFECTING OR ENFORCING ANY LIEN OR ENCUMBRANCE AGAINST THE DEBTOR OR REORGANIZED TRI-STATE OR THEIR RESPECTIVE PROPERTY; (iv) ASSERTING A SETOFF, RIGHT OF SUBROGATION OR RECOUPMENT OF ANY KIND AGAINST ANY DEBT, LIABILITY OR OBLIGATION DUE TO THE DEBTOR OR REORGANIZED TRI-STATE OR ITS SUBSIDIARIES OR THEIR RESPECTIVE PROPERTY OR (v) COMMENCING OR CONTINUING ANY ACTION IN ANY MANNER, IN ANY PLACE THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE COMMITTEE'S PLAN. THE SATISFACTION, RELEASE AND DISCHARGE PURSUANT TO THIS ARTICLE XII ALSO SHALL ACT AS AN INJUNCTION AGAINST ANY PERSON COMMENCING OR CONTINUING TO PROSECUTE OR COMMENCE ANY ACT, ACTION SATISFIED, RELEASED OR DISCHARGED UNDER THE COMMITTEE'S PLAN TO THE FULLEST EXTENT AUTHORIZED OR PROVIDED BY THE BANKRUPTCY CODE, INCLUDING, WITHOUT LIMITATION, TO THE EXTENT PROVIDED FOR OR AUTHORIZED BY SECTIONS 105(a) 1112, AND 1141 THEREOF.

         12.8. Terms of Injunctions or Stays. Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Case under Sections 105 OR 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the revesting of Estate property in Reorganized Tri-State pursuant to Section 8.6 of the Committee's Plan.

                                      XIII.

                    CONDITIONS TO CONFIRMATION/EFFECTIVE DATE

         13.1. Conditions Precedent to Confirmation. At or prior to Confirmation, the following conditions must occur and be satisfied:

               (a) Disclosure Statement Order. An order finding that the Committee's Disclosure Statement contains adequate information pursuant to
Section 1125 of the Bankruptcy Code shall have been entered;

               (b) New Credit Agreement. The Creditors' Committee shall have received a commitment for the New Credit Agreement from a creditworthy financial institution.

         13.2. Conditions Precedent to Effective Date. Before the Effective Date occurs, the following conditions must occur and be satisfied:

               (a) Entry of Confirmation Order; No Stay. The Confirmation Order shall have been entered, and no order of any court shall have been entered and shall remain in effect (i) reversing, staying, remanding or otherwise hindering the effectiveness of the Confirmation Order or (ii) enjoining or restraining effectuation of the Committee's Plan;

               (b) New Credit Agreement. All conditions precedent to closing the New Credit Agreement (other than the occurrence of the Effective Date) shall have been satisfied or waived and the New Credit Agreement shall have been approved by the Bankruptcy Court as part of the Confirmation Order and otherwise consummated;

               (c) Documents Executed. All other documents required to be delivered under the Committee's Plan shall have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited by such documents; and

               (d) Cash for Closing. Reorganized Tri-State shall have sufficient Cash on hand or availability under the New Credit Agreement to make timely Distributions of Cash required hereunder.

         13.3. Waiver of Conditions Precedent to Confirmation and Consummation. Notwithstanding anything to the contrary contained in the Committee's Plan, the Proponent may waive, any of the conditions set forth in Sections 13.2.

         13.4. Mootness. The Proponent shall enjoy the benefit of the mootness doctrine with respect to any conditions waived by the Proponent.

                                      XIV.

                            MISCELLANEOUS PROVISIONS

         14.1. Administration Pending Effective Date. Prior to the Effective Date, the Debtor shall continue to operate its business. After the Effective Date, Reorganized Tri-State may operate its businesses, and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules.

         14.2. Carrying Out of Terms. All terms of the Committee's Plan may be put into effect and carried out, without further action by the directors or shareholders of Tri-State or Reorganized Tri-State, who shall be deemed to have unanimously approved the Committee's Plan and all agreements and transactions provided for or contemplated herein.

         14.3. Withdrawal of the Committee's Plan. The Proponent reserves the right, at any time prior to the Confirmation Date, to revoke or withdraw the Committee's Plan. If the Proponent revokes or withdraws the Committee's Plan or if the Confirmation Date does not occur, then the Committee's Plan shall be deemed null and void and of no force and effect.

         14.4. Amendments and Modifications to Committee's Plan. The Committee's Plan may be altered, amended or modified by the Proponent before or after the Confirmation Date, as provided in Section 1127 of the Bankruptcy Code. The Proponent reserves the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Committee's Plan at any time prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Proponent may, upon order of the Bankruptcy Court, amend or modify the Committee's Plan in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Committee's Plan in such manner as may be necessary to carry out the purpose and intent of the Committee's Plan. A holder of a Claim or Interest that has accepted the Committee's Plan shall be deemed to have accepted the Committee's Plan as it may be modified if the proposed modification does not materially and adversely change the treatment of the Claim or Interest of such holder.

         14.5. Severability. If any provision of the Committee's Plan is determined to be unenforceable, such determination shall not limit or affect the enforceability and operative effect of any other provisions of the Committee's Plan. Subject to Section 14.4 hereof, to the extent any provision of the Committee's Plan would, by its inclusion in the Committee's Plan, prevent or preclude the Bankruptcy Court from entering the Confirmation Order, the Bankruptcy Court, on the request of the Proponent, may modify or amend such provision, in whole or in part, as necessary to cure any defect or remove any impediment to the confirmation of the Committee's Plan existing by reason of such provision. A holder of a Claim or Interest that has accepted the Committee's Plan shall be deemed to have accepted the Committee's Plan as it may be modified in accordance with this Section if the proposed modification does not materially and adversely change the treatment of the Claim or Interest of such holder.

         14.6. Compliance with Securities Laws and Tax Requirements.

               (a) Section 1145 Exemption. Pursuant to, in accordance with and solely to the extent provided under Section 1145 of the Bankruptcy Code, the original issuance of the New Common Stock as part of the Committee's Plan is exempt from the registration requirements of Section 5 of The Securities Act and any state or local law requiring or licensing of an issuer, underwriter, broker or dealer in New Common Stock.

               (b) Section 1146 Exemption. To the extent permitted by Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of any security under the Committee's Plan, or the execution, delivery or recording of an instrument of transfer pursuant to, in implementation of or as contemplated by the Committee's Plan, or the revesting, transfer or sale of any real property of the Debtor pursuant to, in implementation of or as contemplated by the Committee's Plan shall not be taxed under any state or local law imposing a stamp tax, transfer tax or similar tax or fee. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

         14.7. Interpretation, Rules of Construction, Computation of Time and Choice of Law.

               (a) The provisions of the Committee's Plan shall control over any descriptions thereof contained in the Committee's Disclosure Statement.

               (b) Any term used in the Committee's Plan that is not defined in the Committee's Plan, either in Article I (Definitions) or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules. Without limiting the foregoing, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply to the Committee's Plan, unless superseded herein. The definitions and rules of construction contained herein do not apply to the Committee's Disclosure Statement or to the Exhibits to the Committee's Plan except to the extent expressly so stated in the Committee's Disclosure Statement or in each Exhibit to the Committee's Plan.

               (c) The words "herein," "hereof," "hereto," "hereunder" and others of similar import refer to the Committee's Plan as a whole and not to any particular Article, Section, subsection or clause contained in the Committee's Plan, unless the context requires otherwise.

               (d) Unless specified otherwise in a particular reference, all references in the Committee's Plan to Articles, Sections and Exhibits are references to Articles, Sections and Exhibits of or to the Committee's Plan.

               (e) Any reference in the Committee's Plan to a contract, document, instrument, release, bylaw, certificate, indenture or other agreement being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions.

               (f) Any reference in the Committee's Plan to an existing document or exhibit means such document or exhibit as it may have been amended, restated, modified or supplemented as of the Effective Date.

               (g) Captions and headings to Articles and Sections in the Committee's Plan are inserted for convenience of reference only and shall neither constitute a part of the Committee's Plan nor in any way affect the interpretation of any provisions hereof.

               (h) Whenever from the context it is appropriate, each term stated in either the singular or the plural shall include both the singular and the plural, and each pronoun stated in the masculine, feminine or neuter includes the masculine, feminine and neuter.

               (i) In computing any period of time prescribed or allowed by the Committee's Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

               (j) All Exhibits to the Committee's Plan are incorporated into the Committee's Plan, and shall be deemed to be included in the Committee's Plan, regardless of when Filed.

               (k) Subject to the provisions of any contract, certificate, bylaws, instrument, release, indenture or other agreement or document entered into in connection with the Committee's Plan, the rights and obligations arising under the Committee's Plan shall be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and Bankruptcy Rules.

         14.8. Binding Effect of the Committee's Plan. The provisions of the Committee's Plan shall be binding upon and inure to the benefit of the Debtor, Reorganized Tri-State, any holder of a Claim or Interest, their respective predecessors, successors, assigns, agents, officers and directors and any other Person affected by the Committee's Plan.

         14.9. Payment of Statutory Fees. All fees payable pursuant to Section 1930 of title 28 of the United States Code shall be paid on or as soon as reasonably practicable after the Effective Date or the date such fees become due, as applicable.

         14.10. Dissolution of the Creditors' Committee. On the Effective Date, the Creditors' Committee shall cease to exist and their members and employees or agents (including, without limitation, attorneys, investment bankers, financial advisors, accountants and other professionals) shall be released and discharged from all further authority, duties, responsibilities and obligations relating to, arising from or in connection with the Chapter 11 Case; provided, however, that members and/or professionals of such Committees may pursue applicable Fee Claims.

         14.11. Governing Law. Except to the extent the Bankruptcy Code or other federal law is applicable, or to the extent that an Exhibit hereto provides otherwise, the rights, duties and obligations arising under the Committee's Plan shall be governed by, and construed and enforced in accordance with, the Bankruptcy Code and, to the extent not inconsistent therewith, the laws of the State of New York, without giving effect to principles of conflicts of laws.

         14.12. Method of Notice. All notices required to be given under the Committee's Plan, if any, shall be in writing and shall be sent by first class mail, postage prepaid, or by overnight courier:

             If to the Debtor to:

                  Tri-State Outdoor Media Group, Inc.
                  3416 Highway 41 South
                  Tifton, GA 31793
                  Attn: Sheldon G. Hurst
                  (800)732-8261
                  with copies to:

                  Alston & Bird LLP
                  1201 West Peachtree Street
                  Atlanta, Georgia 30309-3424
                  Attn:  Grant Stein, Esq.
                         Jason Watson, Esq.
                  (404) 881-7000

                  and:

                  St. John & Wayne LLC
                  Two Penn Plaza
                  East Newark, NJ 07105-2249
                  Attn:  William P. Oberdorf, Esq.
                  (973) 491-3600

             If to the Reorganized Tri-State to:

                  Tri-State Outdoor Media Group, Inc.
                  3416 Highway 41 South
                  Tifton,GA 31793
                  Attn:  President

                  with copies to

                  Orrick Herrington & Sutcliffe LLP
                  666 Fifth Avenue
                  New York, NY 10103
                  Attn: Anthony Princi, Esq.
                        Thomas L. Kent, Esq.
                  (212) 506-5000

             If to the Creditors' Committee to:

                  Orrick Herrington & Sutcliffe LLP
                  666 Fifth Avenue
                  New York, NY 10103
                  Attn: Anthony Princi, Esq.
                        Thomas L. Kent, Esq.
                  (212) 506-5000

                          and

                  Katz, Flatau, Popson & Boyer, L.L.P.
                  355 Cotton Avenue
                  Macon, Georgia 31201
                  William M. Flatau, Esq.

         Wesley J. Boyer, Esq.
        (478) 742-6481


Any of the above may, from time to time, change its address for future notices and other communications hereunder by filing a notice of the change of address with the Bankruptcy Court and the other listed parties. Any and all notices given to such parties under the Committee's Plan shall be effective when received.

         14.13. Authorization of Corporate Action. The entry of the Confirmation Order shall constitute authorization for the Debtor and Reorganized Tri-State to take or cause to be taken any corporate action necessary or appropriate to consummate the provisions of the Committee's Plan prior to and through the Effective Date (including, without limitation, the filing of or amending or restating of the Certificate of Incorporation), and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All matters provided for under the Committee's Plan involving the corporate structure of the Debtor and/or Reorganized Tri-State in connection with the Committee's Plan, and any corporate action required by the Creditors' Committee and/or Reorganized Tri-State in connection with the Committee's Plan, shall be deemed to have occurred and shall be in effect pursuant to any applicable state law and the Bankruptcy Code, without any requirement of further action by the Creditors' Committee or the stockholders or directors of the Debtor and/or Reorganized Tri-State. On the Effective Date, the appropriate officers of Reorganized Tri-State and members of the New Board are authorized and directed to execute and deliver the relevant agreements, documents and instruments contemplated by the Committee's Plan and the Committee's Disclosure Statement in the name of and on behalf of Reorganized Tri-State.

                                       XV.

                            RETENTION OF JURISDICTION

         15.1. Retention of Jurisdiction. Following the Confirmation Date, pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of the Confirmation Order and the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising in, arising under, or related to the Chapter 11 Case and The Committee's Plan to the fullest extent permitted by law for, among other things, the following purposes:

               (a) Proceedings. To determine any motion, adversary proceeding, avoidance action, application, contested matter, and other litigated matter pending on or commenced after the Confirmation Date, or that, pursuant to the Committee's Plan, may be filed after the Effective Date.

               (b) Claims. Whether filed, asserted or made before or after the Effective Date, to determine the amount, allowability, classification, or priority of Claims against or Interests in the Debtor and to allow, disallow, estimate, liquidate or determine any Claim or Interest and to enter or enforce any order requiring the filing of any Claim or Interest before a particular date;

               (c) Injunction etc. To issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Committee's Plan or its execution or implementation by any Person, to construe and to take any other action to enforce and execute the Committee's Plan, the Confirmation Order, or any other order of the Bankruptcy Court, to issue such orders as may be necessary for the implementation, execution, performance and consummation of the Committee's Plan and all matters referred to herein, and to determine all matters that may be pending before the Bankruptcy Court in the Chapter 11 Case on or before the Effective Date with respect to any Person;

               (d) Vesting. To protect the property of the Estate revesting in Reorganized Tri-State from claims against, or interference, with such property, including actions to quiet or otherwise clear title to such property, to determine ownership of claims and causes of action retained under the Committee's Plan or to resolve any dispute concerning liens, security interest or encumbrances on any property of Reorganized Tri-State;

               (e) Priority Claims. To determine any Priority Tax Claims, Priority Non-Tax Claims, Administrative Claims, Fee Claims, or any other request for payment of Claims or fees or expenses;

               (f) Dispute Resolution. To resolve any and all disputes concerning, arising under or related to the Committee's Plan, and the making of distributions hereunder and thereunder;

               (g) Leases and Executory Contracts. To determine any and all matters relating to the rejection, assumption, or assignment of executory contracts or unexpired leases of the Debtor, or to determine any motion to reject an executory contract or unexpired lease of the Debtor, where (a) the parties cannot resolve the cure amount therefor, or (b) the Creditor's Committee or Reorganized Tri-State mistakenly had determined that any such agreement was not an executory contract or unexpired lease, and to determine the allowance of any Claims resulting from the rejection of executory contracts and unexpired leases;

               (h) Actions. To determine all applications, motions, adversary proceedings, contested matters, actions, and any other litigated matters instituted prior to the closing of the Chapter 11 Case, including any remands;

               (i) General Matters. To determine such other matters, and for such other purposes, as may be provided in the Confirmation Order or as may be authorized under provisions of the Bankruptcy Code;

               (j) Committee's Plan Modification. To modify the Committee's Plan under Section 1127 of the Bankruptcy Code, and/or remedy any defect, cure any omission, or reconcile any inconsistency in the Committee's Plan or the Confirmation Order so as to carry out its intent and purposes;

               (k) Aid Consummation. To issue such orders in aid of consummation of the Committee's Plan and the Confirmation Order notwithstanding any otherwise applicable non-bankruptcy law, with respect to any Person, to the full extent authorized by the Bankruptcy Code;

               (l) Implementation of Confirmation Order. To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

               (m) Resolve Disputes. To resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Case, an Applicable Bar Date, the hearing to consider approval of the Committee's Disclosure Statement, the Confirmation Hearing, and for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

               (n) Orders. To enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Committee's Plan and all contracts, instruments, releases, or other agreements or documents created in connection with the Chapter 11 Case or The Committee's Plan and to resolve any dispute or matter arising under or in connection with any order of the Bankruptcy Court entered in the Chapter 11 Case;

               (o) Controversies. To resolve controversies and disputes regarding interpretation, implementation, enforcement and consummation of the Committee's Plan or any exhibit to the Committee's Plan or related document.

               (p) Determine Tax Liability. To determine any tax liability pursuant to Sections 346, 505 and/or 1146 of the Bankruptcy Code;

               (q) Validity. To hear and resolve claims or actions challenging the validity or enforceability of any provision of the Committee's Plan;

               (r) Final Decree. To enter a final decree closing the Chapter 11 Case.



                            [SIGNATURES ON NEXT PAGE)

                                THE OFFICIAL COMMITTEE OF UNSECURED
                                CREDITORS OF TRI-STATE OUTDOOR MEDIA
                                GROUP, INC.

                                BY:  /s/
                                   -------------------------------------
                                Name:   Tatiana Iliczewa, as Chairperson


                                BY:  /s/
                                   -------------------------------------


                                William M. Flatau, Esq.
                                Georgia Bar No. 262800
                                Wesley J. Boyer, Esq.
                                Georgia Bar No. 073126
                                KATZ, FLATAU, POPSON & BOYER, L.L.P.
                                355 Cotton Avenue
                                Macon, Georgia 31201
                                (478) 742-6481

                                       and

                                Anthony Princi, Esq.
                                Thomas L. Kent, Esq.
                                ORRICK, HERRINGTON & SUTCLIFFE LLP
                                666 Fifth Avenue
                                New York, New York 10103
                                (212) 506-5000

                                Counsel to the Official Committee of Unsecured Creditors of Tri-State Outdoor Media Group, Inc.

                                                                  EXHIBIT 2(b)-2

                         UNITED STATES BANKRUPTCY COURT

                           MIDDLE DISTRICT OF GEORGIA
                               COLUMBUS DIVISION

IN RE:                                       )              CASE NO. 02-70596
                                             )
TRI-STATE OUTDOOR MEDIA                      )              CHAPTER 11
GROUP, INC.,                                 )              JUDE LANEY
                                             )
     Debtor.                                 )
                                             )
---------------------------------------------


                   AMENDED PLAN SUPPLEMENT TO AMENDED PLAN OF
                    REORGANIZATION PROPOSED BY THE OFFICIAL
                        COMMITTEE OF UNSECURED CREDITORS


ORRICK, HERRINGTON & SUTCLIFFE, LLP
666 Fifth Avenue
New York, NY  10103
(212) 506-5000

and

KATZ, FLATAU, POPSON & BOYER, LLP
355 Cotton Avenue
Macon, Georgia 31201
(478) 742-6481

Counsel for the Official Committee of Unsecured
Creditors of Tri-State Outdoor Media Group, Inc.

Dated: December 18, 2002

                                PLAN SUPPLEMENT

         AS AN AMENDMENT TO THE SUPPLEMENT TO THE AMENDED PLAN OF REORGANIZATION PROPOSED BY THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS, DATED NOVEMBER 13, 2002 (THE "PLAN"), AND THE DISCLOSURE STATEMENT (THE "DISCLOSURE STATEMENT") RELATING TO THE PLAN, SUBMITTED HEREWITH ARE REVISED DRAFTS OF THE FOLLOWING DOCUMENTS REQUIRED TO BE FILED PURSUANT TO THE PLAN (THE "PLAN DOCUMENTS"), WHICH DOCUMENTS ARE STILI SUBJECT TO NEGOTIATION, REVISION AND MODIFICATION. ALL PROPOSED PARTIES TO THE ENCLOSED PLAN DOCUMENTS RESERVE ALL OF THEIR RESPECTIVE RIGHTS WITH RESPECT TO THE PLAN DOCUMENTS.

1.       Certificate of Incorporation of Reorganized Tri-State;

2.       Bylaws of Reorganized Tri-State; and

3.       Designation of Directors of Reorganized Tri-State.


Dated: December 18, 2002

                                Respectfully submitted,

                                By:
                                   ------------------------------------------
                                   Wesley Boyer
                                   Georgia Bar No. 073126
                                   William M. Flatau
                                   Georgia Bar No. 262800
                                   KATZ, FLATAU, POPSON & BOYER, LLP
                                   355 Cotton Avenue
                                   Macon, Georgia 31201
                                   (478) 742-6481

                                   and


                                   Anthony Princi (AP-5986)
                                   Thomas L. Kent (TK-2935)
                                   Orrick, Herrington & Sutcliffe LLP
                                   666 Fifth Avenue
                                   New York, NY 10103
                                   (212) 506-5000

                                   Counsel to the Official Committee of
                                   Unsecured Creditors of Tri-State Outdoor
                                   Media Group, Inc.

                           CERTIFICATE OF INCORPORATION
                                       OF
                       TRI-STATE OUTDOOR MEDIA GROUP, INC.

         FIRST: The name of the corporation (the "Corporation") is Tri-State Outdoor Media Group, Inc.

         SECOND: The address of the registered office and registered agent of the Corporation in the State of Delaware is Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, County of New Castle.

         THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of capital stock that the Corporation shall have the authority to issue shall be 10,000,000 shares, all of which shall be shares of Common Stock, $.01 par value per share (the "Common Stock").

         FIFTH: So long as any Common Stock is outstanding, the holders of the Common Stock shall have the voting powers provided for by law and the Corporation covenants and agrees that it shall not without the written consent in lieu of a meeting, or the affirmative vote at a meeting called for such purpose, of holders of Common Stock of record that hold at least sixty-six and two thirds percent (66 2/3%) of the shares actually voted:

         (a) amend, alter or repeal, in any manner whatsoever, the designations, powers, preferences, relative, participating, optional or other special rights, qualifications, limitations and restrictions of the Common Stock;

         (b) increase the authorized number of shares of the Common Stock;

         (c) authorize, issue, or agree to authorize or issue, whether by reclassification or otherwise, any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking senior to, or on a parity with, the holders of Common Stock with respect to the nights of redemption, liquidation, preference, voting or dividends, or any increase in the authorized or designated number of any such new class or series;

         (d) directly or indirectly, redeem, purchase or otherwise acquire for value (including through an exchange), or set apart money or other property for any mandatory purchase or other analogous fund for the redemption, purchase or acquisition of, any shares of Common Stock;

         (e) sell or convey the assets of the Corporation or of any subsidiary of the Corporation with a fair market value in excess of $10 million in any transaction or series of related transactions, or dissolve or liquidate the Corporation or any subsidiary of the Corporation;

         (f) authorize, issue or enter into, or propose to authorize, issue or enter into, any agreement, including, without limitation, options, warrants or other rights providing for the issuance or sale (contingent or otherwise) of any equity securities or any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for equity securities, or containing provisions that set or provide a mandatory formula for determining, directly or indirectly, the participation in earnings and profits, or options, warrants or rights to acquire securities exchangeable or exercisable for any such securities) of the Corporation other than issuances of securities pursuant to employee benefit plans, management incentive plans or employment agreements with officers of the Corporation that have previously been approved by the Board of Directors;

         (g) supplement, modify, amend, rescind, alter or restate, or propose to supplement, modify, amend, rescind, alter or restate, in any manner the Certificate of Incorporation;

         (h) consolidate or merge, or propose to consolidate or merge, with or into any other person or transfer (by lease, assignment, sale or otherwise) all or substantially all of the properties and assets of the Corporation, in a single transaction or through a series of related transactions; or

         (i) incur, or cause any subsidiary of the Corporation to incur, after the date hereof, any indebtedness or other payment obligation out of the ordinary course of business that, when aggregated with all other then outstanding indebtedness of the Corporation and its subsidiaries, exceeds $40 million.

         SIXTH: The number of directors that shall constitute the whole Board of Directors shall from time to time be fixed in the manner provided in the Bylaws of the Corporation. The election of directors of the Corporation need not be by written ballot unless the Bylaws so require.

         SEVENTH: A director of the Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any amendment, repeal or modification of this Article SEVENTH, or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SEVENTH, by the stockholders of the Corporation shall not apply to or adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal, modification or adoption.

         EIGHTH: The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

         Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH.

         If the General Corporation Law of Delaware is amended after the date of incorporation of the Corporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of any director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

         Any repeal or modification of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         NINTH: The Bylaws may be altered or amended or Bylaws may be adopted by
(i) the stockholders at any annual meeting of the stockholders or at any special meeting of the stockholders if notice of the proposed alteration, repeal or adoption is included in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or (ii) the Board of Directors by the affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed alteration, repeal or adoption is included in the notice of such special meeting.

         TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders, as the case may be, agree on any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, of the Corporation, as the case may be, and also on the Corporation.

         ELEVENTH:

         (a)      Defined Terms.

                  (i) "Stock" means any and all shares of the common stock of the Corporation.

                  (ii) "Stockholder" means any holder of Stock.

                  (iii) "Transfer" means any direct or indirect sale, assignment, mortgage, transfer, pledge, hypothecation or other disposition or transfer.

         (b)      Tag Along Rights.

                  (i) If any Stockholders (the "Selling Stockholders") propose to Transfer shares of Stock (other than Transfers of Stock to the Corporation or pursuant to a registered underwritten public offering) representing a majority (but less than all) of the outstanding shares of Stock (such Transfer hereinafter referred to as a "Proposed Control Transfer"), whether in a single transaction or a series of related transactions, each other Stockholder shall be entitled to participate in any such sale by selling to the proposed buyer its shares of Stock, for a purchase price per share of Stock, and on other term's and conditions, not less favorable to such Stockholder than those applicable to the Selling Stockholders. The Corporation shall not recognize any Transfer of Stock made in violation of this provision.

                  (ii) Prior to consummating any Proposed Control Transfer, any such Selling Stockholder(s) shall first deliver to the Corporation and the Corporation shall deliver to the other Stockholders a letter (the "Proposed Control Transfer Letter") signed by such Selling Stockholder(s) setting forth the prospective purchase price per share of Stock and the number of shares of Stock such Selling Stockholder(s) desire to sell and any other material terms and conditions of such sale. After the receipt of the Proposed Control Transfer Letter, the other Stockholders shall have 15 days to elect whether to participate in the Proposed Control Transfer covered by the Proposed Control Transfer Letter.

                  (iii) The Proposed Control Transfer must be consummated within 60 days of the expiration of the aforementioned 15 day period for the purchase price and on substantially the same other terms and conditions contained in the Proposed Control Transfer Letter. Prior to consummating any such sale, the Selling Stockholder(s) shall, upon the request of the Corporation or Stockholder, provide such requesting person with reasonable supporting documentation with respect to the terms and conditions of any such sale to a third party so as to demonstrate such Selling Stockholder(s)' compliance with the provisions of the preceding sentence. If such sale to a third party has not been completed within the 60-day closing period referred to above, then the shares of Stock covered by such Proposed Control Transfer Letter may not thereafter be sold by such Selling Stockholder(s) unless the procedures set forth in this Section 10.2 shall have again been complied with.

         (c) DRAG ALONG RIGHTS. If (i) the Corporation or any Stockholder(s) receives a bona fide offer (for the purposes of this provision, the "Offer") from a third party or parties (the "Buyer") to purchase through a Transfer all of the outstanding shares of Stock, whether in a single transaction or a series of related transactions, including, without limitation, by stock purchase, recapitalization, merger, combination, consolidation, asset sale or otherwise (each, an "Organic Change") or (ii) the Corporation otherwise desires to consummate an Organic Change, and, in each case, prior to entering into an agreement with respect to an Organic Change, the Organic Change shall have been approved by a majority of the entire Board of Directors of the Corporation and prior to consummating an Organic Change, the Organic Change shall have been approved by Stockholders holding a majority or more of the outstanding shares of Stock, then, in each case, each Stockholder shall take all steps as the Corporation may deem to be reasonably necessary or desirable to consummate such transaction, including, without limitation, (1) voting such Stockholder's Stock in favor of such transaction, (2) transferring upon receipt of the purchase price therefor, all of such Stockholder's Stock to the Buyer free and clear of all security interests, liens, claims or encumbrances, (3) executing and delivering any agreement approved by the Corporation containing such representations and warranties (or, at the option of such Stockholder, indemnities in respect of representations and warranties relating exclusively to such Stockholder's ownership and title to its shares of Stock and the ability of such Stockholder to participate in such sale) and other terms as the Corporation may deem to be reasonably necessary or desirable to consummate such transaction, provided, however, that no Stockholder shall be required to provide indemnification by such Stockholder, in the aggregate, in an amount that is in excess of the lesser of (A) its pro rata portion of the related liability or (B) the purchase price to be received by such Stockholder in such sale, except in the case of such Stockholder's fraudulent acts or to make any representations or warranties which such Stockholder reasonably believes to be false, and (4) executing and delivering such instruments of conveyance and assignment as the Corporation may deem to be reasonably necessary or desirable to consummate such transaction. The terms of such transaction, including, without limitation, the purchase price per share of Stock, shall be the same for each Stockholder.

         (d) Financial Information Rights. The Corporation shall deliver to each Stockholder so long as such Stockholder owns any Stock (and all such material to be provided, where applicable, in accordance with GAAP on an accrual basis):

                  (i) Quarterly Statements. As soon as practicable, and in any event within 45 days, after the close of each of the first three fiscal quarters of each fiscal year of the Corporation, a consolidated and consolidating balance sheet, statement of income, statement of stockholders' equity and statement of cash flows of the Corporation and any subsidiaries as at the close of such quarter and covering operations for such quarter, and the portion of the Corporation's fiscal year ending on the last day of such quarter, all in reasonable detail and prepared in accordance with GAAP on an accrual basis, subject to audit and year-end adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year.

                  (ii) Annual Statements. As soon as practicable after the end of each fiscal year of the Corporation, and in any event within 90 days thereafter, a consolidated and consolidating balance sheet, statement of income, statement of stockholders' equity and statement of cash flows of the Corporation and any subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Corporation, which opinion shall state that such financial statements fairly present the financial position of the Corporation and any subsidiaries on a consolidated and consolidating basis and have been prepared in accordance with GAAP on an accrual basis (except for changes in application in which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

         (e) Confidentiality. As to so much of the information and other material furnished under or in connection with this Certificate of Incorporation as constitutes or contains confidential business, financial or other information of the Corporation or any subsidiary, each Stockholder shall use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to persons other than their respective authorized employees, counsel, accountants, shareholders, partners, limited partners and other authorized representatives; provided, however, that each Stockholder may disclose or deliver any information or other material disclosed to or received by it if (i) such disclosure or delivery is required by law, governmental regulation or judicial or administrative order, provided that such Stockholder promptly notifies the Corporation of any such requirement (ii) such information or other material was independently developed by such Stockholder, (iii) such information or other material becomes known to such Stockholder from a source other than the Corporation without breach of this Certificate of Incorporation and such source had a right to disclose it, (iv) such information or other material was in the public domain at the time it was disclosed or delivered or becomes in the public domain through no act or omission of such Stockholder or (v) such information or other material was rightfully known to such Stockholder at the time of disclosure. "Due care" means at least the same level of care that such Stockholder would use to protect the confidentiality of its own sensitive or proprietary information which in no event shall be greater than a reasonable degree of care.






                                   **********

         IN WITNESS WHEREOF, I, the undersigned, being the Sole Incorporator, does hereby execute this Certificate of Incorporation this _______ day of ____________, 200__.


                                         --------------------------------------
                                         Sole Incorporator
                                         c/o Orrick, Herrington & Sutcliffe LLP
                                         666 Fifth Avenue
                                         New York, NY 10103-0001

                                    BYLAWS OF

                      TRI-STATE OUTDOOR MEDIA GROUPS, INC.

                     (hereinafter called the "Corporation")

                                    ARTICLE I

                                     OFFICES

         Section 1. REGISTERED OFFICE. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof shall be the agent named in the Certificate of Incorporation until changed by the Board of Directors.

         Section 2. PRINCIPAL OFFICE. The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the Board of Directors. The Board of Directors is granted full power and authority to change said principal office from one location to another.

         Section 3. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. PLACE OF MEETINGS. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors (or any duly authorized committee thereof).

         Section 2. ANNUAL MEETINGS. The annual meeting of stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors (or any duly authorized committee thereof). Any other proper business may be transacted at the annual meeting of stockholders, subject to Section 5 of this Article II.

         Section 3. SPECIAL MEETINGS. Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairmen of the Board, if any, or the President or any Vice President, and shall be called by the Chairman of the Board, if any, or the President or the Secretary when directed to do so by (a) resolution of the Board of Directors or at the written request of directors representing a majority of the entire Board of Directors or (b) at the request in writing of stockholders owning a majority in voting power of the entire capital stock of the Corporation issued and outstanding and entitled to vote but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto, or any certificate filed under Section 151(g) of the Delaware General Corporation Law (the "DGCL") (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons in the manner, at the times and for the purposes so specified. The Board of Directors may designate the place of meeting for any special meeting of stockholders, and if no such designation is made, the place of meeting shall be the principal executive offices of the Corporation. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

         Section 4. NOTICE. Whenever stockholders are required or permitted to take any action at a meeting, unless waived as provided for in Section 2 of
Article VI hereof a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

         Section 5. NATURE OF BUSINESS AT MEETINGS OF STOCKHOLDERS. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 5 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 5.

         In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty (30) days nor more than one hundred and twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

         To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 5; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 5 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of the annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

         Section 6. ADJOURNMENTS. Any meeting of the stockholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 7. QUORUM. Unless otherwise required by law or the Certificate of Incorporation, the holders of a majority of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 6 of this Article II, until a quorum shall be present or represented.

         Section 8. VOTING. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the capital stock represented and entitled to vote thereat, voting as a single class. Unless otherwise provided in the Certificate of Incorporation including any Certificates of Designation relating to any series or class of the Corporation's preferred stock, and subject to Section 5 of Article V hereof, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot.

         Section 9. STOCK LEDGER. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 10. CONDUCT OF MEETINGS. The Board of Directors of the Corporation (or any duly authorized committee thereof) may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors (or any duly authorized committee thereof), the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors (or any duly authorized committee thereof) or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting, (iii) rules and procedures for maintaining order at the meeting and the safety of those present;
(iv) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine;
(v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.

         Section 11. PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the stockholder or by his duly authorized attorney.

         Section 12. WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF MEETING. Any action required by the Delaware General Corporation Law (the "DGCL") to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt written notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. Any such written consent may be given by one or any number of substantially concurrent written instruments of substantially similar tenor signed by such stockholders, in person or by attorney or proxy duly appointed in writing, and filed with the Secretary or an Assistant Secretary of the Corporation. Any such written consent shall be effective as of the effective date thereof as specified therein, provided that such date is not more than sixty (60) days prior to the date such written consent is filed as aforesaid, or, if no such date is so specified, on the date such written consent is filed as aforesaid.

                                  ARTICLE III

                                   DIRECTORS


         Section 1. NUMBER AND ELECTION OF DIRECTORS. The number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of that vote. The Board of Directors shall initially consist of up to five (5) members, which number may be increased from time to time by resolution adopted by the Board of Directors (or any duly authorized committee thereof). No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, directors shall be elected by a plurality of the votes cast at the annual meetings of stockholders and each director so elected shall hold office until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

         Section 2. VACANCIES. Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled by election at a meeting of stockholders or by written consent of the holders of stock entitled to vote thereon in lieu of a meeting. Except as otherwise provided herein and by law, such vacancies and newly created directorships may also be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for a term that shall coincide with the remaining term and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. If the office of any director becomes vacant by an action of the stockholders, such vacancy shall be filled only by like action of the stockholders.

         Section 3. REMOVAL. Any director of the Corporation may be removed from office at any time, with or without cause and only by the affirmative vote of the holders of at least a majority of the voting power of the Corporation's then outstanding capital stock entitled to vote generally in the election of directors.

         Section 4. DUTIES AND POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors (or any duly authorized committee thereof) which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these ByLaws required to be exercised or done by the stockholders.

         Section 5. MEETINGS. The Board of Directors (or any duly authorized committee thereof) may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors (or any duly authorized committee thereof) may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors (or any duly authorized committee thereof). Special meetings of the Board of Directors (or any duly authorized committee thereof) may be called by the Chairman, if there be one, the Chief Executive Officer or by any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting or in person or by telephone, telecopy or telegram not less than twenty-four (24) hours before the date of the meeting.

         Section 6. QUORUM. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, (i) a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and (ii) at all meetings of any committee thereof, a majority of the entire committee shall constitute a quorum for the transaction of business, and, in each case, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors (or any duly authorized committee thereof), the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

         Section 7. ACTIONS BY WRITTEN CONSENT. Unless otherwise provided in the Certificate of Incorporation, or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 8. MEETINGS BY MEANS OF CONFERENCE TELEPHONE. Unless otherwise provided in the Certificate of Incorporation, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 8 shall constitute presence in person at such meeting.

         Section 9. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Each committee shall keep regular minutes and report to the Board of Directors when required. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to: (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the DGCL fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the

Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); (b) adopting an agreement of merger or consolidation under Section 251 or 252 of the DGCL; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets; (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending the Bylaws of the Corporation. Unless the resolution appointing such committee or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

         Section 10. COMPENSATION. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors (or any duly authorized committee thereof) and may be paid a fixed sum for attendance at each meeting of the Board of Directors (or any duly authorized committee thereof) or a stated salary as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE IV

                                    OFFICERS

         Section 1. GENERAL. The officers of the Corporation shall be chosen by the Board of Directors (or any duly authorized committee thereof) and shall be a Chief Executive Officer, a Secretary and a Treasurer. The Board of Directors (or any duly authorized committee thereof), in its discretion, also may choose a Chairman of the Board of Directors (who must be a director), a President and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law or the Certificate of Incorporation. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman, need such officers be directors of the Corporation.

         Section 2. APPOINTMENT. The Board of Directors (or any duly authorized committee thereof), at its first meeting held after each annual meeting of stockholders (or action by written consent of stockholders in lieu of the annual meeting of stockholders), shall appoint the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors (or any duly authorized committee thereof); and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal.

         Section 3. RESIGNATION AND REMOVAL. Any officer may resign at any time upon written notice to the Corporation. Any officer, agent or employee of the Corporation may be removed by the Board of Directors, or by a duly authorized committee thereof, with or without cause at any time. The Board of Directors or such a committee thereof may delegate such power of removal as to officers, agents and employees not appointed by the Board of Directors or such a committee. Such removal shall be without prejudice to a person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

         Section 4. COMPENSATION AND BOND. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his or her control. The Corporation may secure the fidelity of any or all of its officers, agents or employees by bond or otherwise.

         Section 5. VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President or any other officer authorized to do so by the Board of Directors (or any duly authorized committee thereof) and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors (or any duly authorized committee thereof) may, by resolution, from time to time confer like powers upon any other person or persons.

         Section 6. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors and shall see to it that all orders and resolutions of the Board of Directors (or any duly authorized committee thereof) are carried into effect. The Chairman shall also perform such duties and may exercise such powers as may from time to time be assigned by these By-Laws or the Board of Directors (or any duly authorized committee thereof).

         Section 7. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall, subject to the control of the Board of Directors and the Chairman of the Board of Directors, have general supervisory powers over the business of the Corporation and shall see to it that all orders and resolutions of the Board of Directors (or any duly authorized committee thereof) and the Chairman of the Board of Directors are carried into effect. The Chief Executive Officer shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. The Chief Executive Officer may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board of Directors, and he or she may delegate these powers. The Chief Executive Officer shall have such other powers and perform such other duties as may from time to time be assigned to such officer by the Board of Directors or the Chairman of the Board of Directors.

         Section 8. PRESIDENT. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall be the President of the Corporation. If an officer other than the

Chief Executive Officer is designated President, the President shall perform such duties and have such powers as may from time to time be assigned to such officer by the Board of Directors or the Chairman of the Board of Directors. If there be no Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of the Chief Executive Officer's disability or refusal to act, the President shall perform the duties of the Chief Executive Officer and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer, unless otherwise determined by the Board of Directors.

         Section 9. VICE PRESIDENTS. Each Vice President shall perform such duties and have such powers as the Board of Directors (or any duly authorized committee thereof) from time to time may prescribe. If there be no President or in the absence of the President or in the event of the President's disability or refusal to act, any Vice President shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President, unless otherwise determined by the Board of Directors. If there be no President or Vice President, the Board of Directors shall designate an officer of the Corporation who, in the absence of the foregoing officers or in the event of the disability or refusal of the foregoing officers to act, shall perform the duties of President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

         Section 10. CHIEF OPERATING OFFICER. The Chief Operating Officer shall, subject to the control of the Board of Directors, the Chairman of the Board of Directors and the Chief Executive Officer, be the chief administrative officer of the Corporation and shall have general charge of the business, affairs and property of the Corporation, and control over its officers (other than the Chief Executive Officer, the President and the Chief Financial Officer), agents and employees. The Chief Operating Officer shall see to it that all orders and resolutions of the Board of Directors (or any duly authorized committee thereof), the Chairman of the Board of Directors and the Chief Executive Officer are carried into effect. The Chief Operating Officer shall have such other powers and perform such other duties as may from time to time be assigned to such officer by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.

         Section 11. CHIEF FINANCIAL OFFICER. The Chief Financial Officer of the Corporation shall, subject to the control of the Board of Directors, the Chairman of the Board of Directors and the Chief Executive Officer, be the chief financial officer of the Corporation. The Chief Financial Officer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors (or any duly authorized committee thereof). The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and stock. The Chief Financial Officer shall receive and give receipts and acquittances for money paid in an account of the Corporation and shall pay out of the Corporation's funds on hand all bills, payrolls and other just debts of the Corporation of whatever nature upon maturity. The Chief Financial Officer shall render to the Chief Executive Officer and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation. The Chief Financial Officer shall have such other powers and perform such other duties as may from time to time be assigned to such officer by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer.

         Section 12. TREASURER. The Treasurer shall perform such duties and have such powers as from time to time may be assigned to him by the Board of Directors (or any duly authorized committee thereof), the Chairman of the Board of Directors, the Chief Executive Officer or the Chief Financial Officer and if there be no Chief Financial Officer or in the absence of the Chief Financial Officer or in the event of the Chief Financial Officer's disability or refusal to act, shall perform the duties of the Chief Financial Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Financial Officer.

         Section 13. ASSISTANT TREASURERS. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors (or any duly authorized committee thereof), the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the Treasurer, and if there be no Treasurer or in the absence of the Treasurer or in the event of the Treasurer's disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

         Section 14. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors (or any duly authorized committee thereof), the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors (or any duly authorized committee thereof) or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors (or any duly authorized committee thereof) may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be. The Secretary shall have charge of the stock ledger, but he or she may delegate responsibility for maintaining the stock ledger to any transfer agent appointed by the Board of Directors.

         Section 15. ASSISTANT SECRETARIES. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors (or any duly authorized committee thereof), the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Vice President, if there be any, or the Secretary, and if there be no Secretary or in the absence of the Secretary or in the event of the Secretary's disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

         Section 16. OTHER OFFICERS. Such other officers as the Board of Directors (or any duly authorized committee thereof) may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors (or any duly authorized committee thereof). The Board of Directors (or any duly authorized committee thereof) may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                    ARTICLE V

                                     STOCK

         Section 1. FORM OF CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman, the Chief Executive Officer, President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such stockholder in the Corporation.

         Section 2. SIGNATURES. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

         Section 3. LOST CERTIFICATES. The Board of Directors (or any duly authorized committee thereof) may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors (or any duly authorized committee thereof) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or the owner's legal representative, to advertise the same in such manner as the Board of Directors (or any duly authorized committee thereof) shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

         Section 4. TRANSFERS. Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-Laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed, which shall be cancelled before a new certificate shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Board of Directors may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both.

         Section 5. RECORD DATE.

                  (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors (or any duly authorized committee thereof) may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors (or any duly authorized committee thereof), and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors (or any duly authorized committee thereof), the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors (or any duly authorized committee thereof) may fix a new record date for the adjourned meeting.

                  (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action other than determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors (or any duly authorized committee thereof) may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors (or any duly authorized committee thereof) adopts the resolution relating thereto.

                  (c) The Board of Directors may fix a record date in order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be it the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

         Section 6. RECORD OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

                                   ARTICLE VI

                                     NOTICES

         Section 1. NOTICES. Whenever written notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person's address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram or telecopy.

         Section 2. WAIVERS OF NOTICE. Whenever any notice is required by law, the Certificate of Incorporation or these By-Laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, maybe declared by the Board of Directors (or any duly authorized committee thereof) at any regular or special meeting of the Board of Directors (or any duly authorized committee thereof) (or any action by written consent in lieu thereof in accordance with Section 7 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation's capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors (or any duly authorized committee thereof) from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors (or any duly authorized committee thereof) may modify or abolish any such reserve.

         Section 2. DISBURSEMENTS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors (or any duly authorized committee thereof) may from time to time designate.

         Section 3. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors (or any duly authorized committee thereof).

         Section 4. CORPORATE SEAL. The corporate seal shall be circular in form and shall have inscribed the name of the Corporation and its year of incorporation, along with the words "Corporate Seal" and "Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  ARTICLE VIII

            INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

         Section 1. A director of the Corporation shall, to the fullest extent permitted by the DGCL as it now exists or as it may hereafter be amended, not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any amendment, repeal or modification of this Section 1, or the adoption of any provision of these Bylaws inconsistent with this Section 1, by the stockholders or directors of the Corporation shall not apply to or adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal, modification or adoption.

         Section 2. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 3. The Corporation shall indemnify to the fullest extent permitted under and in accordance with the laws of the State of Delaware any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

         Section 4. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

         Section 5. The rights to indemnification and to the advance of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation, these By-Laws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 6. Any repeal or modification of this Article VIII by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         Section 7. If a claim under Section 1, 2 or 3 of this Article VIII is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty
(20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right of an advancement of expenses) it shall be a defense that, and
(ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

         Section 8. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

         Section 9. The rights to indemnification and to the advancement of expenses conferred in Sections 1, 2 and 3 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

                                   ARTICLE IX

                                   AMENDMENTS

         Section 1. AMENDMENTS. Subject to any contrary or limiting provision contained in the Certificate of Incorporation, and in furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's By-Laws. The Corporation's By-Laws also may be adopted, amended, altered or repealed by the stockholders of the Corporation in accordance with the DGCL.

         Section 2. ENTIRE BOARD OF DIRECTORS. As used in this Article IX and in these By-Laws generally, the term "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.



         Adopted on                     200  .
                    -------------------    --



                                      ***

                            DESIGNATION OF DIRECTORS

Pursuant to section 8.5 of the Plan, the Official Committee of Unsecured Creditors (the "Committee") is to designate up to five (5) directors to serve on the New Board of Reorganized Tri-State. The following individuals have been designated by the Committee to serve as members of the New Board of Reorganized Tri-State.


DENNIS BRUSH who has been a leading investment banker to the outdoor advertising industry for the last 18 years and has been an investor in a variety of outdoor advertising companies including Northwest Outdoor, Tri-State Systems, FKM Advertising, Ohio Outdoor Advertising, Alabama Outdoor Advertising, Target Media, Metropolitan Outdoor, Mall Media and Oklahoma Outdoor Advertising. Mr. Brush has also served on the Board of Directors of a number of outdoor advertising companies.

TIMOTHY DONMOYER who has been involved in the outdoor advertising industry as an investment banker, principal and executive. Mr. Donmoyer worked as an investment banker from 1987 TO 1995 and was responsible for raising over $1 billion in debt and equity financings for the leading outdoor advertising companies in the U.S. Representative clients included Naegele Outdoor Advertising, Outdoor Systems, Inc., Universal Outdoor, Inc., Patrick Media Group, Inc. and Eller Media Company, Inc. In 1995, Mr. Donmoyer joined Eller Media Company, the largest outdoor advertising company, as its Chief Financial Officer until he oversaw the purchase of Eller Media by Clear Channel Communications for $1.2 billion. Mr. Donmoyer is currently a Managing Director of Equity Office Media Network in Chicago, Illinois.

GREG KUNZ who has been involved in the outdoor advertising industry as an investor and manager for over 25 years. Mr. Kunz built Kunz Outdoor into one of the largest outdoor advertising companies in the United States, operating in 12 states with approximately 9,000 display faces, until the Company was sold to LAMAR Advertising Company. Mr. Kunz has been an investor in a variety of outdoor advertising companies including FKM Advertising, Tri-State Systems, Mall Media and several other outdoor companies.

JAMES P. SHANAHAN, JR., ESQ. who is Managing Director and General Counsel of Pacholder Associates. He is Chairman of the firm's Management Review Committee, which sets the investment strategy and oversees its execution for each client account and reviews the firm's purchase and sale recommendations. Mr. Shanahan directs Pacholder Associates financial advisor activities, focusing on mergers and acquisitions and restructuring of troubled companies. Mr. Shanahan has managed financial advisory assignments for public and private companies for a wide variety of industries in transactions ranging from a few million to more than one billion in size.

PETER SCHWEINFURTH joined Perry Strategic Capital Inc. in 2000 as a Managing Director and head of the private equity group. Previously, Peter had been a founding partner of Pericles Capital, a New York private equity firm. Prior to joining Pericles, Peter was a Vice President at Kelsa Company, a leading U.S. private equity firm, which he joined in 1988. During his career there he participated in management buyouts in numerous industries including apparel, aerospace, automotive, building products, chemicals, distribution, internet consulting services, pharmaceuticals, security and transportation, involving total capital of approximately $5 billion and over $500 million of invested equity. Prior to joining Kelso, Peter had been a financial analyst in the mergers and acquisitions department of Morgan Stanley & Co.



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